UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☑          Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
WE WILL HOLD ON APRIL 21, 2011

To the Stockholders of
DONEGAL GROUP INC.:

We will hold our annual meeting of stockholders at 10:00 a.m., local time, on Thursday, April 21, 2011, at our principal executive offices, 1195 River Road, Marietta, Pennsylvania 17547. At our annual meeting, our stockholders will act on the following matters:

1. Election of the four nominees for Class A directors we name in our accompanying proxy statement, each for a term of three years and until the election of his or her respective successor;

2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011;

3. Approval, by a non-binding vote of our stockholders, of the compensation of our named executive officers we describe in our accompanying proxy statement;

4. The determination, by a non-binding vote of our stockholders, of the frequency with which we submit to our stockholders for approval the compensation of our named executive officers;

5. Approval of our 2011 employee stock purchase plan so that we may continue to offer an employee stock purchase plan following the expiration of our 2001 employee stock purchase plan;

6. Approval of our 2011 equity incentive plan for employees so that we will have sufficient shares available under our equity incentive plan to continue this incentive compensation plan for our employees; and

7. Approval of our 2011 equity incentive plan for directors so that we will have sufficient shares available under our equity incentive plan to continue this incentive compensation plan for our directors.

No other director nomination or other matter may properly come before our annual meeting because none of our stockholders has timely submitted to us the information our by-laws require regarding any nomination for election as a Class A director or other proposed item of business. Therefore, under applicable law, no stockholder may validly present any such action at our 2011 annual meeting nor will we conduct a vote of our stockholders on any such matter.

Our board of directors has fixed the close of business on March 4, 2011 as the record date for the determination of our stockholders entitled to notice of, and to vote at, our annual meeting.

We include our 2010 annual report to stockholders with this notice of annual meeting and our proxy statement that accompanies this notice of annual meeting.

Please submit your proxy, whether or not you expect to attend our annual meeting in person, by mail, telephone or the internet as we describe in the accompanying proxy materials.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 18, 2011
Marietta, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of
Stockholders on April 21, 2011

You may view the accompanying proxy statement for our 2011 annual meeting of stockholders and our
2010 annual report to stockholders on our website at www.donegalgroup.com. Any other information on our website does not constitute a part of the accompanying proxy statement or our 2010 annual report to stockholders.

DONEGAL GROUP INC.

PROXY STATEMENT

Our proxy statement contains information relating to our annual meeting of stockholders that we will hold on Thursday, April 21, 2011, at 10:00 a.m., local time, at our executive offices, 1195 River Road, Marietta, Pennsylvania 17547. On March 18, 2011, we mailed our proxy statement, the accompanying proxy card and our 2010 annual report to our stockholders of record as of the close of business on March 4, 2011. We will bear all of the costs of preparing and mailing our proxy materials to our stockholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to the beneficial owners for whom they serve as record holders.

We use the following terms in this proxy statement:

•	“Atlantic States” means Atlantic States Insurance Company;

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Le Mars” means Le Mars Insurance Company;

•	“MICO” means Michigan Insurance Company;

•	“Peninsula” means the Peninsula Insurance Group;

•	“Sheboygan” means Sheboygan Falls Insurance Company;

•	“Southern” means Southern Insurance Company of Virginia;

•	“UNCB” means Union National Community Bank;

•	“UNFC” means Union National Financial Corporation; and

•	“We,” “us,” “our,” “DGI” or the “Company” mean Donegal Group Inc.

CONTENTS

Page

OUR ANNUAL MEETING	1
What is the agenda for our annual meeting?	1
What is the effect of our advance notice by-laws?	1
What is a quorum at our annual meeting?	1
What is the order of business at our annual meeting?	2
Who may vote at and attend our annual meeting?	2
What percentage of our outstanding voting power must we receive to constitute approval by our stockholders of the items of business our stockholders will transact at our annual meeting?	2
What are the voting rights of our stockholders?	3
How do I vote my shares?	4
How do I vote shares I hold in street name?	5
How do I vote shares I hold in my 401(k) plan?	5
How does our board of directors recommend that our stockholders vote?	5
May I change my vote before our annual meeting?	6
STOCK OWNERSHIP	6
Our Principal Stockholders	6
Our Directors and Executive Officers	6
Section 16(a) Beneficial Ownership Reporting Compliance of Our Officers and Directors	7

i

ii

Page

Pension Benefits	33
Non-Qualified Deferred Compensation	33
Limitation of Liability and Indemnification	34
Report of Our Compensation Committee	34
Equity Compensation Plan Information	35
PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	35
PROPOSAL 4 — ADVISORY VOTE TO DETERMINE THE FREQUENCY OF OUR SUBMISSION TO OUR STOCKHOLDERS OF A PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	36
PROPOSAL 5 — APPROVAL OF OUR 2011 EMPLOYEE STOCK PURCHASE PLAN	37
Description of Our 2011 Employee Stock Purchase Plan	37
Amendment and Termination	38
Federal Income Tax Consequences	38
PROPOSAL 6 — APPROVAL OF OUR 2011 EQUITY INCENTIVE PLAN FOR EMPLOYEES	39
Description of our 2011 Equity Incentive Plan for Employees	39
Purpose	39
Grants	40
Administration	40
Option Agreements	40
Transferability	41
Incentive Options and Non-Qualified Options	41
Amendment and Termination	41
Federal Income Tax Consequences	42
Tax Withholding	42
PROPOSAL 7 — APPROVAL OF OUR 2011 EQUITY INCENTIVE PLAN FOR DIRECTORS	42
Description of our 2011 Equity Incentive Plan for Directors	42
Purpose	42
Grants	43
Restricted Stock Awards	43
Non-qualified Stock Options	43
Transferability	44
Amendment and Termination	44
Federal Income Tax Consequences	44
Tax Withholding	44
AUDIT AND NON-AUDIT FEES	45
Report of Our Audit Committee	45
STOCKHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS	47
HOUSEHOLDING	48
DIRECTOR — STOCKHOLDER COMMUNICATIONS	48
OTHER MATTERS	48
APPENDIX A — Donegal Group Inc. 2011 Employee Stock Purchase Plan	A-1
APPENDIX B — Donegal Group Inc. 2011 Equity Incentive Plan for Employees	B-1
APPENDIX C — Donegal Group Inc. 2011 Equity Incentive Plan for Directors	C-1

Unless we otherwise specify, the information in our proxy statement relates to our 2010 fiscal year. Our 2010 fiscal year began on January 1, 2010 and ended on December 31, 2010.

iii

OUR ANNUAL MEETING

Our board of directors solicits proxies from our stockholders through this proxy statement for use in connection with our 2011 annual meeting of stockholders. We will hold our 2011 annual meeting of stockholders at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 at 10:00 a.m., prevailing time, on April 21, 2011.

What is the agenda for our annual meeting?

At our 2011 annual meeting, our stockholders will act upon:

•	the election of the four nominees for Class A directors we name in this proxy statement;

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011;

•	the approval, by a non-binding vote of our stockholders, of the compensation of our named executive officers we describe in this proxy statement;

•	the determination, by a non-binding vote of our stockholders, of the frequency with which we submit to our stockholders for approval the compensation of our named executive officers;

•	the approval of our 2011 employee stock purchase plan;

•	the approval of our 2011 equity incentive plan for employees; and

•	the approval of our 2011 equity incentive plan for directors.

What is the effect of our advance notice by-laws?

Like many publicly-owned companies, we have “advance notice by-laws.” Advance notice by-laws require that a stockholder provide us with prior notice of that stockholder’s intention to nominate a candidate for election as director at our 2011 annual meeting or to propose any other item of business for stockholder action at our 2011 annual meeting. The purpose of our advance notice by-laws is to assure that we can include in our proxy statement for the information of all of our stockholders all of the actions we propose to submit to a vote of our stockholders at our annual meeting or that any other stockholder intends to propose.

Because none of our stockholders has nominated a candidate for election as director or proposed any other item of business for transaction at our 2011 annual meeting of stockholders within the time limits our advance notice by-laws specify, no business other than the seven agenda items we list above may properly come before our 2011 annual meeting of stockholders or be submitted to a vote of our stockholders at our 2011 annual meeting other than procedural matters related to the conduct of our 2011 annual meeting.

The Delaware General Corporation Law, or the DGCL, our certificate of incorporation and our by-laws govern the conduct of business at our annual meeting, our relationships with our stockholders and the rights, powers, duties and obligations of our stockholders, directors, officers and employees.

What is a quorum at our annual meeting?

Our by-laws state that the presence in person or by proxy of a majority of the total number of votes the holders of all of our outstanding shares of Class A common stock and Class B common stock as of the record date may cast constitutes a quorum at our annual meeting. Because Donegal Mutual owned approximately 66% of the aggregate voting power of our outstanding Class A common stock and our outstanding Class B common stock on the record date and because Donegal Mutual will attend our annual meeting, the presence of Donegal Mutual at our annual meeting will assure the presence of a quorum at our annual meeting and that our stockholders may conduct the business of our annual meeting.

What is the order of business at our annual meeting?

Our by-laws and applicable provisions of the DGCL govern the organization and conduct of business at our annual meeting of stockholders. At the direction of our board of directors, Donald H. Nikolaus, our President and Chief Executive Officer, will call our annual meeting to order and will chair our annual meeting. As chair of our annual meeting, Mr. Nikolaus will determine, in his reasonable discretion, the order of business our stockholders will conduct at our annual meeting and the procedural manner in which we conduct our annual meeting. We have historically conducted the voting on the proposals we have submitted to our stockholders as the first items of business at our annual meeting. Mr. Nikolaus will then report on our results of operations for 2010 and our outlook for 2011. After Mr. Nikolaus completes his remarks, he will respond to appropriate questions from our stockholders.

Who may vote at and attend our annual meeting?

Our stockholders of record as of the close of business on March 4, 2011, the record date our board of directors designated for our 2011 annual meeting, are our stockholders who may vote at our annual meeting. Stockholders of record, including persons duly appointed as proxies by stockholders of record, may attend and vote at our annual meeting. We reserve the right to request photographic identification, such as a driver’s license, before we permit a stockholder or a proxy for a stockholder to attend our annual meeting. Even if you currently plan to attend our annual meeting in person, we recommend that you return your proxy using one of the methods we describe below under “How do I vote my shares?” By doing so, we can then include your vote if you later decide not to attend, or you are unable to attend, our annual meeting of stockholders.

You are a stockholder of record if your name appears on the list of our stockholders as of the record date that our transfer agent prepares for our annual meeting. For example, you are a stockholder of record if you receive dividend checks and proxy materials directly from us. During the ten days that precede our annual meeting, you may, upon proper request, inspect at our principal executive offices in Marietta, Pennsylvania an alphabetical list of the holders of record of our Class A common stock and our Class B common stock during normal business hours for any purpose germane to our annual meeting.

If a bank or broker holds your shares as your nominee, we consider you the beneficial owner of shares held in “street name” by your bank or broker, and we consider your nominee as the stockholder of record of your shares. Your bank or broker will send you, as the beneficial owner, a separate package describing the procedure for voting your shares. You should follow the instructions your bank or broker provides you on how to vote your shares.

What percentage of our outstanding voting power must we receive to constitute approval by our stockholders of the items of business our stockholders will transact at our annual meeting?

Election of Class A Directors.  The four nominees our board of directors nominated for election as Class A directors in accordance with our by-laws, who are the only nominees eligible for election as Class A directors at our annual meeting, and who receive the highest number of FOR votes cast by the holders of our Class A common stock and our Class B common stock, voting together as a single class, will become Class A directors for a term of three years and until our stockholders elect their successors. If you properly submit your proxy and mark Withhold Authority, the proxies will not vote your shares with respect to the nominee or nominees as to which you so indicate but we will count your shares as present at our annual meeting in determining whether a quorum exists. Our certificate of incorporation and by-laws do not authorize cumulative voting in the election of our directors.

Ratification of the Selection of KPMG LLP.  Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of a majority of the voting power of our outstanding Class A common stock and our Class B common stock present in person or by proxy at our annual meeting.

Approval of the compensation of our named executive officers we describe in this proxy statement.  Approval, by a non-binding vote of our stockholders, of the compensation of our named executive officers we describe in this proxy statement requires the affirmative vote of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at our annual meeting. We identify our named executive officers in the Summary Compensation Table on page 31 in this proxy statement. Although the vote to approve the compensation of our named executive officers we describe in this proxy statement is not binding on us, our board of directors will review the outcome of the voting and take the voting results into account in making future determinations with respect to the compensation of our named executive officers.

Determination of the frequency of our stockholder vote to approve the compensation of our named executive officers.  Determination, by a non-binding vote of our stockholders, of the submission to our stockholders for approval once every one year, two years or three years the compensation of our named executive officers. This determination requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at our annual meeting for either every year, every two years or every three years. Our board of directors recommends that stockholders vote once every three years for the approval of the compensation of our named executive officers. Although the periodic vote to approve the compensation of our named executive officers is not binding on us, our board of directors will review the outcome of the voting and take the voting results into account in making future determinations with respect to the frequency with which we submit the compensation of our named executive officers to our stockholders for approval.

Approval of our 2011 employee stock purchase plan.  Approval of our 2011 employee stock purchase plan requires the affirmative vote of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at our annual meeting.

Approval of our 2011 equity incentive plan for employees.  Approval of our 2011 equity incentive plan for employees requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at our annual meeting.

Approval of our 2011 equity incentive plan for directors.  Approval of our 2011 equity incentive plan for directors requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock present in person or by proxy at our annual meeting.

Although we consider abstentions and broker non-votes as outstanding shares entitled to vote at our annual meeting and count those shares in determining the number of votes necessary for a majority, it will not affect the determination of the presence of a quorum, because the presence of Donegal Mutual at the annual meeting assures the presence of a quorum at our annual meeting. Broker non-votes are shares held by brokers or nominees for which we have not received voting instructions from the beneficial owner of, or person otherwise entitled to vote the shares, and as to which the broker or nominee does not have discretionary voting power.

What are the voting rights of our stockholders?

As of March 4, 2011, we had outstanding:

•	20,013,067 shares of our Class A common stock, each of which entitles its holder to cast one-tenth of a vote with respect to each matter presented for a vote at our annual meeting; and

•	5,576,775 shares of our Class B common stock, each of which entitles its holder to cast one vote with respect to each matter presented for a vote at our annual meeting.

Therefore, the holders of all of our outstanding Class A common stock may in the aggregate cast a total of 2,001,306 votes on each matter submitted to a vote of our stockholders at our annual meeting, and the holders of all of our outstanding Class B common stock may cast in the aggregate a total of 5,576,775 votes on each matter submitted to a vote of our stockholders at our annual meeting.

As of March 4, 2011, Donegal Mutual owned 8,355,184 shares, or 41.7%, of our outstanding Class A common stock and 4,198,339 shares, or 75.3%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast approximately two-thirds of the total number of votes that may be cast at our annual meeting on all matters presented for a vote of our stockholders at our annual meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and our Class B common stock as follows:

•	for the election of Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter and Jack L. Hess as Class A directors;

•	for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011;

•	for the approval, by a non-binding vote of our stockholders, of the compensation of our named executive officers we describe in this proxy statement;

•	for the determination, by a non-binding vote of our stockholders, of every three years as the frequency with which we submit to our stockholders for approval the compensation of our named executive officers;

•	for the approval of our 2011 employee stock purchase plan;

•	for the approval of our 2011 equity incentive plan for employees; and

•	for the approval of our 2011 equity incentive plan for directors.

Therefore, based on the votes Donegal Mutual will cast at our 2011 annual meeting, at our 2011 annual meeting our stockholders will:

•	elect Robert S. Bolinger, Patricia A. Gilmartin, Philip H. Glatfelter, II and Jack L. Hess as Class A directors;

•	ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011;

•	approve, by a non-binding vote of our stockholders, the compensation of our named executive officers we describe in this proxy statement;

•	determine, by a non-binding vote of our stockholders, every three years as the frequency with which we submit to our stockholders for approval the compensation of our named executive officers;

•	approve our 2011 employee stock purchase plan;

•	approve our 2011 equity incentive plan for employees; and

•	approve our 2011 equity incentive plan for directors.

How do I vote my shares?

If the certified list of the holders of our Class A common stock and Class B common stock as of the record date that our independent transfer agent prepared includes your name, you are a stockholder of record and you may attend our annual meeting and vote in person or vote by proxy. The proxies our board of directors has named will vote your shares as you direct. If you prefer, you may vote your proxy by telephone, by using the internet or by mail by following the instructions we have set forth on your proxy card. The deadline for stockholders of record to vote telephonically or using the internet is 3:00 p.m., local time, on April 20, 2011. We must receive proxies submitted by mail or by express delivery services by 3:00 p.m., local time, on April 20, 2011.

You may vote by proxy in one of three following ways:

Vote by telephone — use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter your control numbers listed on your proxy card and then follow the prompts. The telephone number is 1-800-652-VOTE (8683).

Vote through the internet — use the internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the web site. When requested, enter your control numbers listed on your proxy card, and then create and submit your ballot over the internet. The website address is www.investorvote.com/DGIC.

Vote by mail — mark, sign and date your proxy card and return it in the postage-paid envelope we have provided you.

If a broker, bank, nominee or other holder of record holds your shares, see “How do I vote the shares I hold in street name?” below.

How do I vote shares I hold in street name?

If you are not a stockholder of record, but you are a “beneficial owner” as of the close of business on March 4, 2011, which means that the list of record stockholders our independent transfer agent prepared as of the close of business on March 4, 2011 does not include your name or the name of the designee you have selected, you must either direct the holder of record of your shares how to vote your shares on the matters our stockholders will consider and vote upon at our annual meeting or you must first obtain a form of proxy from your holder of record that you may then vote as if you were a holder of record. Your broker or nominee may vote your shares only on those proposals as to which your broker or nominee has the discretion to vote your shares. Under the NASDAQ Global Select Market, or NASDAQ, corporate governance rules, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors or proposals 3, 4, 5, 6 and 7.

How do I vote shares I hold in my 401(k) plan?

If you participate in Donegal Mutual’s 401(k) plan, you may vote your shares of Class A common stock and Class B common stock credited to your 401(k) plan account as of the close of business on March 4, 2011 by completing, signing and returning the proxy card that accompanies this proxy statement.

How does our board of directors recommend that our stockholders vote?

Our board of directors unanimously recommends that you vote:

•	FOR the election of the four nominees for Class A directors we name in this proxy statement;

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011;

•	FOR the approval, by non-binding vote of our stockholders, of the compensation of our named executive officers we describe that compensation in this proxy statement;

•	THREE YEARS for the determination, by a non-binding vote of our stockholders, of the frequency with which we submit to our stockholders for approval the compensation of our named executive officers;

•	FOR the approval of our 2011 employee stock purchase plan;

•	FOR the approval of our 2011 equity incentive plan for employees; and

•	FOR the approval of our 2011 equity incentive plan for directors.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares as indicated above.

May I change my vote before our annual meeting?

You may revoke your proxy at any time prior to the closing of voting at our annual meeting. If you are a stockholder of record, you may revoke your proxy by:

•	submitting a written notice of revocation to our corporate secretary;

•	submitting a later dated proxy by telephone, internet or mail; or

•	voting in person at our annual meeting if you properly identify yourself to our judges of election.

However, if you attend our annual meeting and do not submit a ballot, our proxies will vote the proxy you most recently submitted.

If a bank, broker, nominee or other person is the holder of record of the shares you own, you should follow the instructions of the bank, broker, nominee or other holder of record regarding the revocation of your proxy.

If you have any questions about our annual meeting or voting your shares, please call Sheri O. Smith, our corporate secretary at (800) 877-0600 or e-mail Ms. Smith at sherismith@donegalgroup.com.

STOCK OWNERSHIP

Our Principal Stockholders

The table below lists each person whom we believe owns beneficially 5% or more of the outstanding shares of our Class A common stock and 5% or more of the outstanding shares of our Class B common stock as of March 4, 2011, except as otherwise noted.

	Class A	Percent of	Class B	Percent of
	Shares	Class A	Shares	Class B
Name of Individual or	Beneficially	Common	Beneficially	Common
Identity of Group	Owned	Stock	Owned	Stock

Donegal Mutual Insurance Company	8,355,184	41.7%	4,198,339	75.3%
1195 River Road Marietta, PA 17547
Dimensional Fund Advisors LP(1)	1,412,433	7.1	—	—
1299 Ocean Avenue Santa Monica, CA 90401
Gregory M. Shepard(2)	3,251,000	16.2	373,366	6.7
7028 Portmarnock Place Bradenton, FL 34202

(1)	As Dimensional Fund Advisors, LP reported in a Schedule 13G it filed with the Securities and Exchange Commission, or the SEC on February 11, 2011. Dimensional Fund Advisors, LP serves as an investment advisor to four investment companies and as investment manager to certain other commingled group trusts and commingled accounts. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(2)	As Mr. Shepard reported in a Schedule 13D he filed with the SEC on December 10, 2010.

Our Directors and Executive Officers

The following table shows the amount and percentage of our outstanding Class A common stock and our outstanding Class B common stock that each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table and all of our executive officers and directors as a group owned beneficially as of the close of business on March 4, 2011. The total shown for each person includes shares that the person owned jointly, in whole or in part, with the person’s spouse, or individually by the person’s spouse and shares purchasable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2011. Ownership is less than 1% unless otherwise indicated. The business address of each of our officers and directors listed below is c/o Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547.

		Percent of	Class B	Percent of
	Class A Shares	Class A	Shares	Class B
	Beneficially	Common	Beneficially	Common
Name of Individual or Identity of Group	Owned	Stock	Owned	Stock

Directors and Nominees for Director:
Donald H. Nikolaus(1)	841,254	4.1%	186,375	3.3%
Robert S. Bolinger	24,343	—	1,450	—
Philip A. Garcia	3,955	—	—	—
Patricia A. Gilmartin	23,962	—	—	—
Philip H. Glatfelter, II	28,660	—	3,276	—
Jack L. Hess(2)	4,469	—	—	—
Kevin M. Kraft, Sr.	21,069	—	—	—
John J. Lyons	61,739	—	1,776	—
Jon M. Mahan	21,221	—	—	—
S. Trezevant Moore, Jr.	12,388	—	1,000	—
R. Richard Sherbahn	23,786	—	677	—
Richard D. Wampler, II	22,004	—	—	—
Executive Officers:
Cyril J. Greenya	90,658	—	820	—
Jeffrey D. Miller	101,702	—	582	—
Robert G. Shenk	102,870	—	—	—
Daniel J. Wagner	87,294	—	166	—

All directors and executive officers as a group (16 persons)	1,471,374	7.0%	196,122	3.5%

*	Less than 1% unless otherwise indicated.

(1)	Includes 159,369 shares of Class A common stock and 3,938 shares of Class B common stock owned as of March 4, 2011 by a family foundation of which Mr. Nikolaus is trustee.

(2)	Mr. Hess is a nominee for election as a Class A director at our 2011 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance of Our Officers and Directors

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that each of our executive officers, each of our directors and each holder of 10% or more of our Class A common stock or our Class B common stock report his or her ownership of our Class A common stock and our Class B common stock to the SEC. Such persons also must file statements of changes in such ownership with the SEC. Our executive officers and directors have advised us in writing that each of them made all required filings on a timely basis during 2010, although one director subsequently timely amended his report to correct an error.

Gregory M. Shepard reported on July 12, 2010 on a Schedule 13D that he held beneficially more than 10% of our Class A common stock. However, we have no record that indicates that Mr. Shepard made a timely filing or any filing under Section 16(a) of the Exchange Act reporting his greater than 10% beneficial ownership of our Class A common stock or of any change in that ownership since July 12, 2010.

OUR RELATIONSHIP WITH DONEGAL MUTUAL

Introduction

A group of local residents and business owners in Lancaster County, Pennsylvania formed Donegal Mutual in 1889 to provide property and casualty insurance. Now, 122 years later, Donegal Mutual and we have over $1.0 billion in assets and over $500 million in surplus. Donegal Mutual and we now conduct business in 22 Mid-Atlantic, Midwestern, New England and Southern states. An important part of our business culture is to maintain and strengthen our founding principles and values.

Since 1986, Donegal Mutual and the insurance companies subsidiaries of DGI have conducted business together as the Donegal Insurance Group. During 2010, A.M. Best Company reported that the Donegal Insurance Group ranked 116th among property and casualty insurance companies in the United States based on 2009 net premiums written and assigned the Donegal Insurance Group an A.M. Best rating of A (Excellent). The Donegal Insurance Group has also received the Ward’s Top 50 award for each of the last six years.

The Formation of DGI

In the mid-1980s, Donegal Mutual recognized the desirability, as a mutual insurance company, of developing additional sources of capital and surplus so it could remain competitive and have the surplus to expand its business and assure its long-term viability. Donegal Mutual determined to implement a downstream holding company structure as one of its strategic responses. Accordingly, in 1986, Donegal Mutual formed us as a downstream holding company. Initially, Donegal Mutual owned all of our outstanding common stock. We in turn formed Atlantic States as our wholly owned property and casualty insurance company subsidiary. We subsequently effected a public offering to provide the surplus necessary to support the business Atlantic States began to receive on October 1, 1986 as its share under a proportional reinsurance agreement, or the pooling agreement, between Donegal Mutual and Atlantic States that became effective on that date.

Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses. Donegal Mutual then cedes 80% of the pooled business to Atlantic States. Our insurance subsidiaries pay dividends to us annually. For the year ended December 31, 2010, our insurance subsidiaries paid a total of $12.0 million in dividends to us, which is a major source of the funds for the dividends we pay to our stockholders. Donegal Mutual received $5.5 million in dividends from us for the year ended December 31, 2010.

As the capital of Atlantic States and our other insurance subsidiaries has increased, the underwriting capacity of our insurance subsidiaries, including Atlantic States, has increased proportionately. The size of the underwriting pool has increased substantially. Therefore, as we originally planned in the mid-1980s, Atlantic States has successfully raised the capital necessary to support the growth of its direct business as well as accept increases in its allocation of business from the underwriting pool. Atlantic States’ allocation of the pooled business has increased from an initial allocation of 35% in 1986 to an 80% allocation since March 1, 2008. We do not anticipate any further changes in the pooling agreement between Atlantic States and Donegal Mutual in the foreseeable future, including any change in the participation of Atlantic States in the underwriting pool.

Since we established Atlantic States in 1986, Donegal Mutual and our insurance subsidiaries have conducted business together, while retaining their separate legal and corporate existences. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees, the same facilities and we offer the same types of insurance products. We believe Donegal Mutual’s majority voting interest in us fosters our ability to implement our business philosophies, enjoy management continuity, maintain superior employee relations and provide a stable environment within which we can grow our businesses.

In addition, as the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to achieve market penetration and underwriting profitability objectives. The products

Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. We and Donegal Mutual do not allocate all of the standard risk gradients to one company. As a result, the underwriting profitability of the business the individual companies write directly will vary. However, since the underwriting pool homogenizes the risk characteristics of all business Donegal Mutual and our insurance subsidiaries write directly, Donegal Mutual and Atlantic States share the underwriting results in proportion to their respective participation in the underwriting pool. We receive 80% of the results of the underwriting pool because Atlantic States has an 80% participation in the pool. The business Atlantic States derives from the pool represents a significant percentage of our total revenues. However, that percentage has gradually decreased over the past few years as we have acquired a number of other companies in other jurisdictions.

In April 2001, we recapitalized. We effected a one-for-three reverse stock split of our common stock and renamed it Class B common stock and issued two shares of our Class A common stock as a stock dividend for each post-reverse stock split share of our Class B common stock. Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share. As a result of the reverse split and the stock dividend, each of our stockholders as of April 19, 2001 continued to own the same number of shares of our common stock, with one-third of the shares being shares of our Class B common stock and two-thirds of the shares being shares of our Class A common stock. As a result, the relative voting power and equity interest of our then stockholders remained constant, and Donegal Mutual’s continued ownership of more than a majority of the voting power of our outstanding common stock better enabled us to maintain our long-term relationship with Donegal Mutual, which our board of directors believes is a central part of our business strategy.

We effected our recapitalization because we believed a capital structure that has more than one class of publicly traded securities offered us a number of benefits. The principal benefit from our recapitalization is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual. At the time of our recapitalization, our board of directors recognized that our recapitalization was likely to favor longer-term investors, including Donegal Mutual, and could discourage attempts to acquire us, which our board of directors believed to be remote in any event because Donegal Mutual has owned more than a majority of the voting power of our common stock since our formation in 1986.

Every DGI stockholder has invested in our Class A common stock or our Class B common stock with the prior knowledge that Donegal Mutual has greater than majority voting control of us for the reasons previously discussed, and that Donegal Mutual intends to retain that greater than majority voting control for the long-term future because it believes that greater than majority voting control is in our long-term best interests and the long-term best interests of Donegal Mutual.

We believe our relationships with Donegal Mutual since 1986 have made a substantial contribution to our growth, financial condition and success in the property and casualty insurance industry, and will continue to be a benefit to us, to our stockholders and to the policyholders of our insurance subsidiaries for the long-term future. These relationships provide us and our insurance subsidiaries with many advantages. We believe these advantages include the following:

•	enabling our stable management, the consistent underwriting discipline of our insurance subsidiaries, external growth, long-term profitability and financial strength;

•	creating operational and expense synergies from the combination of resources and integrated operations of Donegal Mutual and our insurance subsidiaries;

•	enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to affiliate with and acquire control of other mutual insurance companies and, thereafter, demutualize them and combine them with us;

•	producing more stable and uniform underwriting results for our insurance subsidiaries over extended periods of time than we could achieve without our relationship with Donegal Mutual; and

•	providing Atlantic States with a significantly larger underwriting capacity because of the underwriting pool Donegal Mutual and Atlantic States have maintained since 1986.

The Coordinating Committee

We and Donegal Mutual have maintained a coordinating committee since our formation in 1986. The coordinating committee consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to establish and maintain a process for an ongoing evaluation of the transactions between Donegal Mutual, our insurance subsidiaries and us. The coordinating committee considers the fairness of each intercompany transaction to Donegal Mutual and its policyholders and to us and our stockholders. Any change to an agreement between Donegal Mutual and us, or any new agreement between Donegal Mutual and us, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended.

The coordinating committee approval process for a new agreement between Donegal Mutual and us or one of our insurance subsidiaries or a change in such an agreement is as follows:

•	a new agreement and any change to a previously approved agreement must receive coordinating committee approval. The coordinating committee will only approve a new agreement or a change in an existing agreement if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•	both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders;

•	the new agreement or the change in an existing agreement must be approved by our board of directors; and

•	the new agreement or the change in an existing agreement must be approved by the Donegal Mutual board of directors.

The coordinating committee also meets annually to review each existing agreement between Donegal Mutual and us or our insurance subsidiaries, including a number of reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of the reinsurance agreements over the immediately preceding year and for the five preceding years and to determine if the results of the existing agreements between Donegal Mutual and us remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual and we should mutually agree to certain adjustments. In the case of these reinsurance agreements, the adjustments typically relate to the reinsurance premiums, losses and reinstatement premiums. These agreements are ongoing in nature and will continue in effect throughout 2011 in the ordinary course of business.

Robert S. Bolinger and John J. Lyons serve as our members of the coordinating committee. See “Proposal 1 — Election of Directors” for certain information about Messrs. Bolinger and Lyons. Dennis J. Bixenman and John E. Hiestand serve as Donegal Mutual’s members of the coordinating committee. Certain information about Mr. Bixenman and Mr. Hiestand is as follows:

Mr. Bixenman, age 64, has been a director of Donegal Mutual since 2006 and is currently a Vice President and Senior Consultant at Williams & Co. Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux Falls, South Dakota. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. Mr. Bixenman beneficially owns 1,555 shares of our Class A common stock and no shares of our Class B common stock. In 2010, Donegal Mutual paid directors and meeting fees of $34,000 in cash to Mr. Bixenman and granted him a restricted stock award of 311 shares as director compensation.

Mr. Hiestand, age 72, has been a director of Donegal Mutual since 1983 and has been a self-employed provider of insurance administrative services for more than the past five years. Mr. Hiestand beneficially owns 5,901 shares of our Class A common stock and 157 shares of our Class B common stock. In 2010, Donegal Mutual paid directors and meeting fees of $32,250 in cash to Mr. Hiestand and granted him a restricted stock award of 311 shares as director compensation.

Our Relationship With Donegal Mutual

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the pooling agreement. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Charges for these services totaled $64.0 million in 2010.

We lease office equipment and automobiles to Donegal Mutual and Southern. Donegal Mutual and Southern made total lease payments to us of $922,937 in 2010.

Donegal Mutual and Atlantic States participate in an underwriting pool. Both companies pool substantially all of their respective premiums, losses and loss expenses and receive an allocated percentage of their combined underwriting results. The underwriting pool excludes certain intercompany reinsurance Donegal Mutual assumes from our insurance subsidiaries. Since March 1, 2008, Atlantic States has had an 80% share of the results of the pool and Donegal Mutual has had a 20% share of the results of the pool.

Donegal Mutual and Atlantic States may amend or terminate the pooling agreement at the end of any calendar year by mutual agreement, subject to approval by the boards of directors of Donegal Mutual and Atlantic States and by the coordinating committee. Our 2010 annual report to stockholders contains additional information describing the underwriting pool.

In addition to the underwriting pool and third-party reinsurance agreements, our insurance subsidiaries have various ongoing reinsurance agreements with Donegal Mutual. These agreements include:

•	Donegal Mutual and Peninsula have a quota-share reinsurance agreement whereby Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier where an insurance company may only offer a single pricing tier.

•	Donegal Mutual and Southern maintain a quota-share reinsurance agreement that transfers to Southern 100% of the premiums and losses related to certain personal lines products Donegal Mutual offers in Virginia through the use of Donegal Mutual’s automated policy quoting and policy issuance system.

•	Donegal Mutual and Le Mars have a quota-share reinsurance agreement whereby Donegal Mutual transfers to Le Mars 100% of the premiums and losses related to certain products Donegal Mutual offers in certain Midwest states. This reinsurance facilitates the offering of additional complementary products to Le Mars’ commercial accounts.

•	Donegal Mutual also maintains 100% retrocessional reinsurance agreements with Southern and Le Mars. The original purpose of these agreements was to permit Southern and Le Mars to share Donegal Mutual’s A.M. Best rating of A (Excellent). The retrocessional reinsurance agreements do not otherwise provide for pooling or reinsurance with or by Donegal Mutual and do not transfer insurance risk to Donegal Mutual for financial and accounting purposes. In addition, Donegal Mutual and we entered into a capital support agreement with Sheboygan that permits Sheboygan to share Donegal Mutual’s A.M. Best rating of A (Excellent).

•	Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers 25% of MICO’s business to Donegal Mutual effective December 1, 2010. The purpose of this reinsurance agreement is to permit the Donegal Insurance Group to retain a portion of MICO’s business that MICO had historically reinsured with third parties. This retention is in addition to MICO’s historical retention of 25% of its business. Because of the reinsurance pooling agreement between Donegal Mutual and us, DGI will receive an 80% allocation, or 20%, of the MICO business Donegal Mutual reinsures, plus the 25% MICO retains, for a total of 45% in 2011. Over time, we anticipate the Donegal Insurance Group share of the MICO business it reinsures will increase.

The coordinating committee annually reviews each of the agreements and transactions we have previously described between Donegal Mutual and our insurance subsidiaries and the results thereof to each of Donegal Mutual and us for the most recent year and for the past five years. In February 2011, the coordinating committee determined that the terms of such agreements were fair and equitable to us and our stockholders and, fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the terms of such agreements and transactions for 2011.

We refer you to footnote 3 of the notes to our financial statements included in our annual report to stockholders for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The intent of these catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given each insurance subsidiary’s size, underwriting profile and surplus position.

We own 48.2% and Donegal Mutual owns 51.8% of Donegal Financial Services Corporation, or DFSC. DFSC has entered into an agreement to acquire Union National Financial Corporation, or UNFC, and its wholly-owned subsidiary Union National Community Bank, or UNCB. The stockholders of UNFC have approved the acquisition, subject to approval by the Office of Thrift Supervision, or OTS. At December 31, 2010, UNFC had consolidated assets of $448.0 million. DFSC owns 100% of Province Bank FSB, or Province Bank, a federal savings bank with offices in Marietta, Columbia and Lancaster, Pennsylvania. We and Donegal Mutual conduct banking operations in the ordinary course of business with Province Bank.

Donegal Mutual leases 3,600 square feet in a Donegal Mutual-owned building in Marietta, Pennsylvania to Province Bank. In addition, Province Bank leases 3,000 square feet of space in a building in Lancaster, Pennsylvania from DFSC. Both leases provide for an annual rent based on an independent appraisal. Donegal Mutual and Province Bank are also parties to an administrative services agreement whereby Donegal Mutual provides various human resources services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs Donegal Mutual charges to Province Bank may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the administrative services agreement.

CORPORATE GOVERNANCE MATTERS

The Charters of the Committees of Our Board of Directors

Our board of directors has adopted corporate governance guidelines to assist our board committees in the discharge of their respective responsibilities. Each committee of our board has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as qualifications for committee membership, procedures for committee membership, appointment and removal of committee members, committee structure and operations of committee reporting to our board of directors. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which our board and its committees functions. You may view these charters on our website at http://www.donegalgroup.com.

The Composition of Our Board of Directors

The number of members of our board of directors cannot be less than seven nor more than twelve. Our board of directors fixes the size of our board of directors, and may increase or decrease the size of our board of directors from time to time by resolution. Currently, our board of directors has fixed the number of directors at 11. Our board of directors has three classes, with terms expiring at successive annual meetings.

Because Donegal Mutual owns more than a majority of the combined voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, applicable NASDAQ regulations classify us as a “controlled company.” As we are a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the requirement that a majority of the members of our board of directors be independent.

The composition of our board is, however, subject to the corporate governance rules of the Pennsylvania Insurance Holding Companies Act, or the Holding Companies Act. The Holding Companies Act requires that the board of directors of a Pennsylvania-domiciled insurance company or a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The Holding Companies Act further requires that the members of the committee or committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee that comply with the requirements of the Holding Companies Act.

Pursuant to the Holding Companies Act, our committees annually perform the following responsibilities:

•	recommend the selection of an independent registered public accounting firm for our insurance company subsidiaries;

•	review the financial condition of our insurance company subsidiaries;

•	review the scope and results of our insurance company subsidiaries’ independent audit and any internal audit;

•	nominate candidates for election as directors by stockholders; and

•	evaluate the performance of our insurance company subsidiaries’ principal officers and recommend to their boards of directors the selection and compensation of the principal officers of our insurance company subsidiaries.

Our Board of Directors’ Committee Structure

We expect our directors to attend our board of directors meetings, meetings of board committees on which they serve and our meetings of stockholders. We expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2010, each of our directors attended 75% or more of the meetings of our board of directors and committees of our board on which that director serves. All of the members of our board of directors attended our 2010 annual meeting of stockholders.

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

In addition, together with Donegal Mutual, we jointly maintain a coordinating committee. We refer you to “Our Relationship with Donegal Mutual — The Coordinating Committee.”

The following table shows the number of meetings each committee of our board of directors held in 2010 and the attendance of the members of those committees at their meetings. Ms. Gilmartin and Messrs. Kraft and Moore are not currently serving as a member of the committees of our board of directors.

	Executive	Audit	Nominating	Compensation

Number of Meetings	10	10	3	5
Held in 2010
Robert S. Bolinger	—	10	—	—
Philip A. Garcia*	—	8	—	—
Philip H. Glatfelter, II	10	—	3	5
John J. Lyons	—	9	—	—
Jon M. Mahan	—	—	3	—
Donald H. Nikolaus	10	—	—	—
S. Richard Sherbahn	10	—	3	5
Richard D. Wampler, II	—	10	—	—

*	Mr. Garcia attended all of the meetings of the audit committee held subsequent to the date on which our board of directors appointed Mr. Garcia as a member of our audit committee.

Our Executive Committee

Members: Glatfelter, Nikolaus (Chairperson) and Sherbahn. Our executive committee has the authority to take all action that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws between meetings of our board of directors.

The responsibilities of our executive committee include the following matters:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL;

•	consulting with and advising management on our general business, operational, administrative and legal affairs;

•	consulting with and advising management on the development of our company policies;

•	considering other matters which management may bring to the executive committee from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

Our executive committee has a written charter. The full text of our executive committee charter may be reviewed on our website at http://www.donegalgroup.com. Our executive committee reviews its charter annually.

Our Audit Committee

Members: Bolinger, Garcia, Lyons and Wampler (Chairperson). Each member of our audit committee satisfies the independence requirements of the SEC and NASDAQ and is in compliance with applicable provisions of the Holding Companies Act and the Sarbanes-Oxley Act of 2002. Mr. Wampler, who is a certified public accountant, serves as the financial expert member of our audit committee.

The responsibilities of our audit committee include the following matters:

•	selecting our independent registered public accounting firm;

•	reviewing the scope and results of our independent registered public accounting firm’s audit of our financial statements and any internal audit;

•	reviewing all of our periodic filings with the SEC and press releases;

•	reviewing related party transactions other than those transactions subject to review by our coordinating committee; and

•	reviewing the adequacy of our accounting, financial, internal and operating controls.

Our audit committee has a written charter. The full text of our audit committee’s charter may be viewed on our website at http://www.donegalgroup.com. Our audit committee reviews its charter annually.

Our Nominating Committee

Members: Glatfelter (Chairperson) and Sherbahn

The responsibilities of our nominating committee include the following matters:

•	identifying individuals our nominating committee believes are qualified to serve as members of our board of directors;

•	recommending nominees to stand for election to our board of directors;

•	considering candidates nominated by other stockholders for election as directors to our board of directors;

•	evaluating the self-evaluations each of our board committees prepares; and

•	providing our board of directors with an annual performance evaluation of our nominating committee.

Our nominating committee has a written charter. You may view this charter on our website at http://www.donegalgroup.com. Our nominating committee reviews its charter annually.

Our Compensation Committee

Members: Glatfelter and Sherbahn (Chairperson). Because the employees who provide services to us are employees of Donegal Mutual for reasons of efficiency and cost savings and because our insurance subsidiaries are members of the Donegal Insurance Group along with Donegal Mutual and us, our compensation committee and the compensation committee of Donegal Mutual conduct joint meetings from time to time. The members of the Donegal Mutual compensation committee are Frederick W. Dreher, Philip H. Glatfelter, II and R. Richard Sherbahn. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to our executive officers and other employees.

The responsibilities of our compensation committee include the following matters:

•	the annual review of the guidelines for compensation increases for all of our employees;

•	the annual review of the compensation of our executive officers;

•	recommendations to our board of directors from time to time as to grants of stock options to employees; and

•	the oversight of the employee benefit plans we and Donegal Mutual maintain.

Our compensation committee has a written charter. You may view the charter of our compensation committee on our website at http://www.donegalgroup.com. Our compensation committee reviews its charter annually.

See “Executive Compensation — Compensation Discussion and Analysis” for further information.

See “Our Relationship with Donegal Mutual — The Coordinating Committee” for a description of our coordinating committee.

Our Risk Management Committee

In addition to the committees our board of directors maintains, we and Donegal Mutual have a risk management committee. Our risk management committee consists of 14 of our and Donegal Mutual’s officers, including all of our executive officers. The purpose of our risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect our business and the business of Donegal Mutual and our and Donegal Mutual’s internal and external resources for assessing and controlling risk.

Our risk management committee is responsible for:

•	evaluating the effectiveness of our assessment and management of risks;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•	assessing our risk management, compliance and control activities and the adequacy of such activities in identifying our risks; and

•	reporting periodically to our board of directors.

Our risk management committee meets quarterly and annually evaluates its performance of its responsibilities.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or DGI, nor does any member of our compensation committee have any other interlocking relationships, based on current SEC rules and regulations.

Related Person Transactions

We have a written related person policy regarding the review, approval or ratification involving certain persons that SEC rules and regulations require us to disclose specified information reporting any related person transactions in our proxy statement and other filings we make with the SEC. This policy applies, in our case, to any transactions with related parties with the exception of those transactions that require the prior approval of our coordinating committee because the parties to the transactions are Donegal Mutual and us. See “Our Relationship with Donegal Mutual — The Coordinating Committee.” Our related person policy establishes procedures for the approval of transactions between us and related persons because we recognize that related persons transactions can present a heightened risk of a conflict of interest and can create the appearance of impropriety. Applicable SEC regulations define a “related person” as including our directors, our executive officers, holders of 5% or more of any class of our common stock and each of their immediate family members. Our policy requires that all proposed related person transactions must receive the approval of our audit committee before we can enter into the transaction. In addition, if the transaction continues for more than one year, our audit committee must annually approve the continuation of the transaction.

Donald H. Nikolaus, our President and one of our directors and the President and a director of Donegal Mutual, is a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1970 and as our general counsel since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. We pay such firm its customary fees for such services. We paid Nikolaus & Hohenadel legal fees of $445,231 in 2009 and $420,760 in 2010.

Patricia A. Gilmartin, one of our directors and a director of Donegal Mutual, is an employee of Associated Donegal Insurance Brokers. That firm has no affiliation with us except that it receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts.

Frederick W. Dreher, a director of Donegal Mutual, is a partner in the law firm of Duane Morris LLP, which, since 1986, has represented us, our insurance subsidiaries and Donegal Mutual in certain legal matters. We pay Duane Morris LLP its customary fees for such services. We paid Duane Morris LLP legal fees of $1,611,823 in 2009 and $2,555,384 in 2010.

Director Compensation

Our objectives for our director compensation program is to attract highly-qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. Our compensation committee reviews our director compensation program at least annually to confirm that the compensation of the members of our board of directors remains competitive and appropriate and to recommend any changes it proposes to our board of directors.

Compensation Type		Amount	Form of Payment

Annual Retainer	Base Retainer	$35,000	$30,000 in cash and an annual grant of 311 restricted shares of Class A common stock (400 shares commencing in 2012) with an estimated value of $5,000
	Additional retainer amount for each committee meeting attended	$250	Cash
	Additional retainer amount for each audit committee meeting	$500	Cash
Periodic Equity Grant	When we from time to time grant options to our executive personnel, we typically also grant options to purchase shares of Class A common stock to our directors exercisable for five years at the closing market price on the date of grant	—	Non-qualified stock options

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 311 shares of our Class A common stock as of the first business day of each year, provided the director served as a member of our board of directors or the board of directors of Donegal Mutual during any portion of the preceding year. Effective for 2012, we have increased the number of shares comprising the annual restricted stock award from 311 shares to 400 shares. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines from time to time. Donegal Mutual reimburses us for the restricted stock awards granted to those directors of Donegal Mutual who are not also members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2010.

	Fees Earned	Stock	Option
Name	or Paid in Cash ($)	Awards ($)	Awards ($)	Total ($)

Robert S. Bolinger	36,750	4,503	12,600	53,853
Philip A. Garcia	35,500	4,503	12,600	52,603
Patricia A. Gilmartin	31,500	4,503	12,600	48,603
Philip H. Glatfelter, II	85,750	4,503	12,600	102,853
Kevin M. Kraft, Sr.	34,000	4,503	12,600	51,103
John J. Lyons	36,250	4,503	12,600	53,353
John M. Mahan	31,500	4,503	12,600	48,603
S. Trezevant Moore, Jr.	31,500	4,503	12,600	48,603
R. Richard Sherbahn	33,750	4,503	12,600	50,853
Richard D. Wampler, II	36,500	4,503	12,600	53,603

The following table summarizes the outstanding equity awards our directors held as of December 31, 2010, excluding the awards our chief executive officer, Mr. Nikolaus holds, which we have reported elsewhere in this proxy statement:

	Option Awards				Stock Awards
	Number of Securities				Number of	Market Value
	Underlying				Shares or	of Shares or
	Unexercised Options		Option		Units of Stock	Units of Stock
	(#)	(#)	Exercise	Option	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)

Robert S. Bolinger	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
Philip A. Garcia	—	10,000	14.00	7/15/2015	311	4,503
Patricia A. Gilmartin	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
Philip H. Glatfelter, II	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
Kevin M. Kraft, Sr.	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
John J. Lyons	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
Jon M. Mahan	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
S. Trezevant Moore, Jr.	5,000	2,500	17.50	7/17/2013	311	4,503
	—	10,000	14.00	7/15/2015
R. Richard Sherbahn	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015
Richard D. Wampler, II	7,500	—	21.00	10/19/2011	311	4,503
	5,000	2,500	17.50	7/17/2013
	—	10,000	14.00	7/15/2015

In addition to the compensation we describe above, we reimburse our directors for expenses they incur in connection with attendance at our board of directors’ meetings, committee meetings and stockholders’ meetings. We also reimburse our directors for the reasonable expenses they incur associated with other business activities related to their service on our board of directors, such as participation in director education programs.

Our Code of Business Conduct and Ethics

We operate pursuant to our code of business conduct and ethics because of the importance to us of conducting our business based on integrity and earning the trust of the people with whom we do business. Our code of business conduct and ethics seeks to provide guidance to our employees and independent agents for dealing with the legal and ethical issues that can arise in our business dealings with others. You may view our code of business conduct and ethics on our website at http://www.donegalgroup.com.

We also maintain an internal audit department that evaluates our business and financial processes and controls and reports regularly to our audit committee.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

The DGCL, the Holding Companies Act and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the voting power of our common stock since our inception, Donegal Mutual has always had the ability to control the election of all of our directors.

The following discussion summarizes these provisions and describes the process our nominating committee follows in connection with the nomination of candidates for election as directors by our stockholders.

Nominations

Our by-laws provide that:

•	our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•	our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors by our stockholders.

In accordance with these by-law provisions, on April 22, 2010, our board of directors appointed a nominating committee consisting of R. Richard Sherbahn and Philip H. Glatfelter, II. Neither Mr. Sherbahn nor Mr. Glatfelter is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or our Class B common stock.

Our Nominating Procedures

Our stockholders may nominate candidates for election as directors at any annual meeting of our stockholders provided they comply with the advance notice provisions of our by-laws. We describe those procedures under “Stockholder Proposals” in this proxy statement. Our nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the Holding Companies Act, our nominating committee does not have any specific, minimum qualifications for the nomination of candidates for election as our directors. Our nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and experience of our board of directors.

Our nominating committee and our board of directors considers, at a minimum, the following factors in identifying and evaluating potential new board members, including any candidates nominated by our stockholders, or the continued services of our current board members:

•	We will nominate a candidate for election as a director based on his or her professional experience. The nominee should have a record of accomplishments and have recognized achievements in his or her respective field.

•	Whether the nominee serves as a member of Donegal Mutual’s board of directors.

•	The nominee should have relevant education, expertise and experience, and be able to offer advice and guidance to our chief executive officer based on that expertise and experience.

•	A nominee should possess high personal and professional ethics, integrity and values.

•	A nominee should be inquisitive and objective, have the ability to exercise practical and sound business judgment and have an independent mind.

•	A nominee should be willing to devote sufficient time and effort to carrying out his or her duties and responsibilities effectively.

•	A nominee should be able to work effectively with others.

•	We seek qualified individuals who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender and professional experience.

•	Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board as part of its director selection process.

Since our formation in 1986, and because Donegal Mutual has had a greater than majority voting control of us since our inception in 1986, our board has always included a meaningful number of directors who also serve as members of the board of directors of Donegal Mutual. The Donegal Mutual representation on our board of directors has ranged from six of eight directors in 1986 to five of 11 directors in 2010. This membership will increase to 6 of 11 directors following our annual meeting if our board of directors’ nominees for election as Class A directors receive a plurality of the votes cast at our annual meeting. It is our intent and the intent of Donegal Mutual to maintain a significant presence of Donegal Mutual directors on our board as long as Donegal Mutual owns more than a majority of the voting power of our common stock.

In nominating director candidates, our nominating committee takes into account the relative diversity of our policyholder and stockholder base. Our nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of Our Nominating Committee

Our nominating committee met on February 23, 2011 to evaluate the performance and qualifications of the Class A members of our board of directors whose terms will expire at our 2011 annual meeting. After considering the performance and qualifications of the Class A members of our board of directors during 2010, our nominating committee nominated the candidates named below for election as Class A directors. On March 7, 2011, our board of directors accepted the report of our nominating committee and approved the nomination by our nominating committee of the four persons named below as candidates for election as Class A directors at our annual meeting.

Our Nominees for Election as Class A Directors

Our board of directors currently has 11 members, and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director for a three-year term and until the election of the director’s successor. The current three-year terms of our directors expire at our annual meeting in 2011 (Class A), 2012 (Class B) and 2013 (Class C), respectively, and upon the election of their respective successors.

We will elect four Class A directors at our annual meeting. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the four nominees named below. With the exception of Mr. Hess, each nominee for election as a Class A director is currently a Class A director.

If any of the named nominees becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that arises in our board of directors until the expiration of the term of the class of directors in which the vacancy occurs.

The names of our four nominees for election as Class A directors, and our Class B directors and our Class C directors who will continue in office after our annual meeting until the expiration of their respective terms and the election of their respective successors, together with certain information regarding them, are as follows:

		Director	Year Term
Name	Age	Since	Will Expire*

Robert S. Bolinger	74	1986	2014
Patricia A. Gilmartin	71	1986	2014
Philip H. Glatfelter, II	81	1986	2014
Jack L. Hess	63	—	2014

*	If elected at our annual meeting

Our board of directors recommends a vote FOR the election of our four nominees for Class A directors named above.

Our Class B and Class C Directors Who Will Continue in Office

Class B Directors

		Director	Year Term
Name	Age	Since	Will Expire

Kevin M. Kraft, Sr.	58	2009	2012
Jon M. Mahan	41	2006	2012
Donald H. Nikolaus	68	1986	2012
Richard D. Wampler, II	69	2004	2012

Class C Directors

		Director	Year Term
Name	Age	Since	Will Expire

John J. Lyons	71	2001	2013
S. Trezevant Moore, Jr.	57	2006	2013
R. Richard Sherbahn	81	1986	2013

Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. Susquehanna Bancshares, Inc. had approximately $14 billion in assets at December 31, 2010 and is one of the major financial institutions in the Mid-Atlantic area where we conduct a substantial portion of our business. From 2000 to 2002, Mr. Bolinger served as chairman of the board of Susquehanna Bancshares, Inc. We believe Mr. Bolinger’s experience as the chief executive officer of a major financial institution qualifies him to serve on our board of directors.

Mrs. Gilmartin has been an employee since 1969 of Associated Donegal Insurance Brokers, which has no affiliation with us, except that Associated Donegal Insurance Brokers receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a Donegal Mutual director for 31 years and plays an important role in the relationship between Donegal Mutual and us and our respective insurance agents. Mrs. Gilmartin, who has been a registered insurance agent for over 50 years, helps provide us with insight into the concerns of agents. We believe the long experience of Mrs. Gilmartin as an insurance agent and her long association as one of our directors qualifies her to serve on our board of directors.

Mr. Glatfelter, who has extensive banking experience, retired in 1989 as a vice president of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of Donegal Mutual for 29 years and has been instrumental in promoting the growth of Donegal Mutual and us. Mr. Glatfelter was Vice Chairman of the Board of Donegal Mutual from 1991 to 2001 and has been our Chairman of the Board and Chairman of the Board of Donegal Mutual since 2001. He also serves on the board of directors of Province Bank, our banking affiliate. Mr. Glatfelter is also a director of a Lancaster County-based water utility and has served as a director and chairman of several community-based non-profit entities. We believe Mr. Glatfelter’s extensive experience with financial institutions and long service on our board of directors qualifies him to continue to serve on our board of directors.

Mr. Hess has been a certified public accountant for more than 30 years, became a partner in Hess & Hess, certified public accountants, in 1982 and was the managing partner of that firm from 1998 to 2010. Effective January 1, 2011, Hess & Hess merged with Bertz & Co. and operates under the name Bertz, Hess & Co., LLP. Mr. Hess has been a director of Donegal Mutual since 2009 and a director of Conestoga Title Insurance Company, an indirect subsidiary of Donegal Mutual, since 2005. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills, which we believe qualifies Mr. Hess to become one of our directors.

Mr. Kraft has served as one of our directors since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1980 to 1992. After Farmers First Bank acquired Central Savings and Loan Association, Mr. Kraft served as a member of the regional board of Farmers First Bank. Mr. Kraft currently serves on the board of directors of a Lancaster County-based water utility and Conestoga Title Insurance Company. Mr. Kraft is also registered as an insurance agent with the Commonwealth of Pennsylvania. Mr. Kraft has been a director of Donegal Mutual since 2003. We believe Mr. Kraft’s experience with financial institutions qualifies him to continue to serve as a member of our board of directors.

Mr. Lyons has been president of Keefe Ventures, LLC, a manager of private investment funds since 2002. Mr. Lyons was also president and portfolio manager for investment funds affiliated with Keefe Managers, Inc. from 1999 until 2007. Mr. Lyons has significant experience in the turnaround of troubled financial institutions, serving as president and chief executive officer of Gateway-American Bank, Ft. Lauderdale, Florida; Regent National Bank, Philadelphia, Pennsylvania; Monarch Savings Bank, Clark, New Jersey and Jupiter-Tequesta National Bank, Tequesta, Florida, from 1990 to 1998. Mr. Lyons was vice chairman of the investment firm Advest, Inc., Hartford, Connecticut, subsequent to that firm’s purchase of his bank consulting practice in 1989. Mr. Lyons began his banking career as an examiner for the Federal Deposit Insurance Corporation in 1961. Mr. Lyons currently manages a private equity fund called Keefe Ventures Fund, LP which invests in community banking organizations. Mr. Lyons’ extensive investment banking experience and his services as a senior executive officer of a major financial institution demonstrates his value as a member of our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated, or Stifel Nicolaus, and, previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel Nicolaus on December 1, 2005. Mr. Mahan joined Legg Mason in 1996 and served as a principal from 2001 to 2004. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, including experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore served as a consultant from May 2008 to November 2008 to a medical malpractice insurance company. Mr. Moore is currently a principal at Huguenot Capital. Prior thereto, Mr. Moore was president and chief executive officer of Luminent Mortgage Capital, Inc., or Luminent, from May 2007 to May 2008 and was president and chief operating officer of Luminent from March 2005 to May 2007. From 2000 to 2005, Mr. Moore was executive vice president, Capital Markets, of Radian Guaranty, Inc., or Radian. For five years prior to joining Luminent in March 2005, Mr. Moore was the executive vice president of capital markets for Radian. Prior to his service at Radian, Mr. Moore held several senior level positions in the mortgage industry, including First Union National Bank from 1997 to 2000, Nationsbanc Capital Markets from 1994 to 1997, Citicorp Securities from 1989 to 1994 and First Boston from 1984 to 1989. We believe the experience of Mr. Moore in mortgage securities amply qualifies him to serve as a member of our board of directors.

Mr. Nikolaus has been president and chief executive officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He has been our president and chief executive officer since 1986. Mr. Nikolaus also serves as the chairman and chief executive officer of Province Bank and as chairman or president of each of our insurance subsidiaries. Prior to the formation of Province Bank, Mr. Nikolaus served as a director of several regional banks. Mr. Nikolaus has also served as chairman of the Insurance Federation of Pennsylvania. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972. Mr. Nikolaus also currently serves as an executive officer and director of several Lancaster County-based water utilities. The status of Mr. Nikolaus as our chief executive officer for over 25 years provides a strong foundation for the continuation of Mr. Nikolaus as a member of our board of directors.

Mr. Sherbahn, who was a certified financial planner for many years, owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, from 1974 to 2007 and has been a licensed insurance agent since 1956. Mr. Sherbahn has been a director of Donegal Mutual for 43 years. Mr. Sherbahn played a principal role in Donegal Mutual’s decision to form us and his long-term association with Donegal Mutual and us supports the continuation of Mr. Sherbahn as one of our directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz, a position held from 1998 to until his retirement in 2005. For 28 years prior thereto, he was a partner in the accounting firm of KPMG LLP where his practice focused on property and casualty insurance companies. Mr. Wampler is also a member of the subscribers advisory committee of the third largest medical professional liability insurer in Pennsylvania. We believe his background brings expertise to our board of directors in understanding statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 directors and nominees for director (Mrs. Gilmartin and Messrs. Glatfelter, Hess, Kraft, Nikolaus and Sherbahn) also serve as directors of Donegal Mutual with whom we have a variety of inter-company agreements providing for, among other things, the pooling of underwriting results, reinsurance and expense-sharing. See “Stock Ownership — Our Relationship with Donegal Mutual.” We believe our board membership appropriately represents our public stockholders, who collectively own about 33.6% of the combined voting power of our Class A common stock and our Class B common stock, and Donegal Mutual, which owns 66.4% of the combined voting power of our Class A common stock and Class B common stock.

PROPOSAL 2
RATIFICATION OF OUR AUDIT COMMITTEE’S SELECTION OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of good corporate governance.

Representatives of KPMG LLP will attend our annual meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement if they determine to do so.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2010 Performance Review

In a year marked by an unusual frequency of severe storms, intense competition and a poor economic climate in the United States, our results of operations for 2010, although modestly better than 2009, were below our historical expectations. We did, however, maintain our strong financial condition in 2010. The following table illustrates our net revenues and our net income for the year ended December 31, 2010 and the price of our Class A common stock at December 31, 2010 compared to the same date with respect to 2009.

	2010	2009	% Change

Total revenues	$408.8 million	$386.7 million	5.7%
Net income	11.5 million	18.8 million	−39.1%
Stock price at year end	$14.48	$15.54	−6.8%

Summary of the 2010 Compensation of Our Named Executive Officers

The compensation of our named executive officers in 2010 consisted of two principal elements:

•	a base salary; and

•	long-term incentive compensation in the form of stock options.

We paid no incentive bonuses in 2010 to our named executive officers because the formula we use to determine those annual bonuses resulted in no bonus pool for allocation to our officers, including our named executive officers for 2010. In addition, our named executive officers are eligible to participate in our 401(k) plan to which we make contributions on a formula basis, health and other insurance programs in which all of our full-time employees may participate.

2010 Total Direct Compensation of Our Named Executive Officers

Annual
Compensation	Key Factors	Purpose	2010 Actions

Base Salary	Fixed base salary changes on an annual basis depending on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	Cash increase in 2010 limited to cost of living adjustments not exceeding an average of 2.5%
Annual Incentive Plan (Cash Incentive Award)
Compensation committee determines funding level

Chief executive officer allocates individual bonuses based on performance against key business priorities and performance of their respective business units
		Motivates named executives to achieve individual officers performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	No bonuses paid in 2010 because the formula we use to calculate these bonuses that are based on our underwriting profitability resulted in no bonus pool for allocation
Long-Term Incentive Compensation	Stock options that vest in three equal annual installments
Stock options support our growth, provide a link between the compensation of our named executive officers and our stock price and also serves as retention device

Supports pay for performance because options granted at not less than 100% of market price on date of grant
Stock options granted in 2010 that are exercisable at $14.00 per share, vest in three equal annual installments and expire on 7/15/2015

Because our underwriting profitability in 2010 was less than in many prior years, the actual pay of our named executive officers in 2010 was less than many prior years because we did not pay any bonuses in 2010 based on our underwriting profitability. Our annual incentive bonus program thus clearly reinforces our pay for performance compensation philosophy for our named executive officers.

Our 2010 compensation programs for our named executive officers reflect best practices, and we have designed them to balance risk and reward in our overall business strategy. The above description of compensation programs that apply to our named executive officers serves to emphasize that we tie a significant percentage of the total compensation of our named executive officers directly to our underwriting profitability. In addition, our annual incentive bonus based on our underwriting profitability causes our named executive officers to evaluate carefully the taking of excessive risk because increased underwriting losses would adversely affect their compensation. Finally, our compensation programs for our named executive officers do not have the practical effect of providing guaranteed compensation to our named executive officers. We therefore believe the compensation of our named executive officers in 2010 directly aligned the interests of our named executive officers with the interests of our stockholders.

We believe we have provided information in the above discussions and in the “Executive Compensation” section of this proxy statement that we have implemented compensation programs for our named executive officers that are appropriate and effectively align the interests of our named executive officers and the interests of our stockholders and support the creation of long-term value. Accordingly, our board of directors recommends that you vote FOR the approval of the compensation of our named executive officers we describe in this proxy statement.

Evaluation of Executive Performance in 2010 and Executive Compensation

Our compensation committee does not restrict its evaluation of the performance of our named executive officers to predetermined formulas or a limited set of criteria. Our compensation committee considered our progress during 2010 in achieving the short-term and long-term objectives we describe below:

•	Our continued achievement of underwriting results superior to the underwriting results of other property and casualty insurance companies on a long-term basis.

We believe we have continued to achieve this objective in 2010 notwithstanding increased severe weather events and prevailing economic conditions. Our statutory combined ratio for 2010 was 102.9% compared to the property and casualty industry combined ratio of 103.0% projected by A.M. Best Company for 2010. We believe our underwriting results were reasonable in light of a challenging underwriting environment, intense competition in a soft market and unexpectedly adverse weather conditions.

•	Our achievement of consistent revenue growth over a five-year period.

We believe we achieved this objective for the five years ended December 31, 2010 because our compound rate of revenue growth for that period was 5% despite a soft insurance market and intense competition.

•	Our status in being named as one of Ward’s top 50 performing insurance companies.

We believe we achieved this goal in 2010 because we received this award for the sixth straight year.

•	Our continued geographic expansion.

One measure of our achievement of this objective in 2010 was the acquisition of MICO as of December 1, 2010 which enabled us to commence business in Michigan.

•	Our development of automated underwriting and policy issuance software that enables us to compete with national carriers.

During 2010, we continued to expand the use of our state-of-the-art systems to all of our subsidiaries. We also received the 2010 Interface Partner Award from Applied Systems, an insurance technology company, in recognition of our achievements in agency-insurer communications.

•	Our achievement of book value growth over a five-year period.

We believe we achieved this objective for the five years ended December 31, 2010 because our compound rate of book value growth for that period was 6.5%.

Our compensation committee believes that each component of our executive compensation is consistent with our overall compensation philosophy of pay for performance. We have designed the components of our executive compensation to complement each other and to reward the achievement of our short-term and long-term business objectives. Our compensation committee recognizes the individual fulfillment of our objectives through adjustments to base salary and by awarding cash bonuses and granting stock options.

The compensation of our chief executive officer is higher than the compensation of our other named executive officers because of our chief executive officer’s breadth of executive and operating responsibilities for the entire Donegal Insurance Group. The relationship between the compensation of our chief executive officer and the compensation of our other named executive officers is also influenced by the fact that we do not have a chief operating officer. Our compensation committee also considers individual fulfillment of duties, teamwork, development, time in position, expenses and internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

On an overall basis, our compensation committee believes that we made progress in achieving the targets our board of directors established for these objectives at the start of 2010. Our performance and book value growth in 2010 were the basis of the decisions our compensation committee made at its meetings in December 2010 and February 2011 with respect to adjustments to base salary and our decision to pay no annual cash bonuses to our named executive officers because of our underwriting results.

We believe the specific compensation decisions we made for each of our named executive officers in 2010 appropriately reflects our financial and operational performance in 2010. Our compensation committee also evaluates the achievement by our named executive officers of our other corporate objectives, and the contribution of each of our named executive officers to those achievements in each such officer’s primary area of responsibility. We use our discretion in making compensation decisions after reviewing our performance and the objective performance of our named executives based on financial and operational objectives. We do not have any form of employment, severance or change-of-control agreements with any of our named executive officers.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee oversees our compensation and benefit plans and policies. Its oversight of our compensation process includes reviewing and recommending for approval by our board of directors equity awards to our executive officers and all compensation decisions relating to our executive officers.

Our compensation committee determined that the primary objectives of our compensation programs for our executive officers are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and to encourage their retention.

We believe we achieved this objective because three of our five executive officers named in our summary compensation table have worked with us for all 25 years since our formation in 1986, and our other two named executive officers have worked for us for 23 and 17 years, respectively.

•	Motivate our executive officers to achieve our strategic business objectives and to reward them when they achieve those objectives.

We believe we achieved this objective through our compound annual growth rate, which was 5.0% for the five years ended December 31, 2010, and through the compound rate of growth in our book value, which was 6.5% for the five years ended December 31, 2010.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

Our results, including the fact that we paid no annual incentive bonuses to our named executive officers in 2010, demonstrate that our compensation systems do not reward the undue taking of risk.

To achieve these objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses principally based on our underwriting income and long-term equity compensation.

Our compensation committee believes that our underwriting profitability-based bonus plan and our performance-based equity ownership programs create incentives that are designed to result in long-term stockholder value. We have designed the following elements of our compensation programs to promote the creation of long-term value and that we therefore believe discourages behavior that could lead to excessive risk:

•	The financial metrics we use to determine the bonuses of our executive officers are metrics our compensation committee believe promote long-term stockholder value. These measures include underwriting profitability, return on equity and growth in net written premium. Our compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking that seeks short-term results.

•	The stock options we grant vest in three equal annual installments and remain exercisable for up to five years from the date of grant, which our compensation committee believes encourages our executive officers to attain sustained long-term performance. In addition, the exercise price of the options we grant is never less than the closing price of our Class A common stock on the date we award the grant.

Retention of Compensation Consultants

In December 2010, we retained Towers Watson, a nationally-recognized compensation consulting firm, to assess the competitiveness of our compensation program for approximately 20 of our key executive officers compared with a peer group of property and casualty insurance companies as well as advice with respect to the design of compensation programs in the future for our key executive officers. We have also retained Towers Watson to assist us in developing a leadership succession program. We do not expect the completed work product of Towers Watson until later this year at which time our compensation committee and our board of directors will consider the reports and recommendations of Towers Watson.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation of Our Officers

Our officers receive the following compensation:

•	Base Salary. We establish the base salaries of our officers, including our named executive officers, based on the scope of their responsibilities and the recommendation of our chief executive officer to our compensation committee for other than his own compensation. Our compensation committee reviews the base salaries of our named executive officers annually, including our chief executive officer, and recommends adjustments to base salaries annually after taking into account individual responsibilities, performance, length of service, current salary, experience and compensation history as well as our results of operations.

•	Annual Cash Bonus. Our officers, including our named executive officers, receive annual cash bonuses based primarily on the underwriting results of the Donegal Insurance Group. We determine the maximum aggregate amount available annually for our officers pursuant to the formula we describe above. Our compensation committee then recommends to our board of directors the percentage of the maximum amount we should allocate among our officers, including our named executive officers, on a discretionary basis. Our chief executive officer recommends the allocation of any earned bonuses for our officers, including our named executive officers other than himself, to our compensation committee. Our compensation committee reviews our chief executive officer’s recommendations and then recommends the annual bonuses for all of our executive officers, including our chief executive officer, to our board of directors. We pay the cash bonuses in a single payment.

•	Long-Term Equity Incentives. We believe that we can maximize our long-term performance best if we tie the value of the long-term benefits our executives receive to our long-term performance. We designed our long-term equity compensation plans to provide all members of our management, including our named executive officers, with equity incentives to foster the alignment of their interests with the interests of our stockholders.

The primary form of equity compensation that we have historically awarded to our officers, including our named executive officers, is stock options. Our compensation committee receives preliminary recommendations for periodic stock option grants from our chief executive officer for our officers other than himself. Our compensation committee then reviews our chief executive officer’s recommendations and recommends stock option grants for all of our officers, including our chief executive officer, to our board of directors for approval.

Our stock option plans authorize us to grant options to purchase shares of our Class A common stock to our employees, officers and directors.

In accordance with NASDAQ rules, we do not grant stock options that have exercise prices below the fair market value of our Class A common stock on the date of grant.

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as permitted by the applicable stock option plan.

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, our compensation committee reviews specific achievements associated with attainment of the objectives, the degree of difficulty of the objectives and the extent to which significant unforeseen obstacles or favorable circumstances affected their performance. As part of its oversight of the compensation of our named executive officers, our compensation committee recommended the following compensation adjustments for 2010 for our named executive officers:

•	increases in the base salaries of our named executive officers for 2010 that averaged 2.5%, which our compensation committee considered reasonable based on publicly available information from companies we informally consider our peer group (EMC Insurance Group, Harleysville Group Inc., State Auto Financial Corporation and Selective Insurance Group); and

•	due to the decrease in our underwriting profitability in 2010 compared to historical amounts, we made no incentive bonus payments to our named executive officers in 2010.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1 million for federal income tax purposes. However, compensation paid pursuant to a performance-based plan is generally not subject to the Section 162(m) limitation.

Although our compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation that is not deductible for federal income tax purposes if our compensation committee believes it is in our best interests and the best interests of our stockholders to do so.

Our Cash Incentive Plan

For a number of years, we have had a cash incentive compensation plan for our officers, including our named executive officers, that is tied to a formula that is based on the annual underwriting income and other financial metrics of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income of the Donegal Insurance Group for the year;

•	We then adjust the base underwriting income by adding back our accrual for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on our base underwriting income;

•	We then adjust the amount so determined as the plan specifies based on variable percentages of the growth in net written premium of Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a percentage that is based on our return on equity for the year; and

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year, which our compensation committee allocates among our officers, including our named executive officers.

If the Donegal Insurance Group’s surplus for the year is below an amount the Plan specifies, we reduce the executive incentive compensation pool by 50%.

Other Aspects of Our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement or welfare plan benefits that we do not provide to all of our other employees.

Recoupment Policy

In order to align further management’s interests with the interests of our stockholders and to support good corporate governance practices, it is the intention of our board of directors to adopt a recoupment policy applicable to our annual bonus based on the underwriting results of our insurance subsidiaries and to stock options we have granted to our executive officers promptly following the definitive adoption of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

Summary Compensation Table

The following table shows the compensation we paid during 2008, 2009 and 2010 for services rendered in all capacities to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. We refer to these officers, who we name in the table below, as our named executive officers. We do not have employment agreements with any of our named executive officers, nor do we provide any of them with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of two of our executive officers who receive an annual restricted stock award of 311 shares (400 shares beginning in 2012) as part of their compensation as members of our board of directors and the Donegal Mutual board of directors.

Based on the compensation paid to our named executive officers in 2010, their salaries accounted for 69.1% of their total compensation in 2010 and none of them received any performance-based bonus.

				Stock	Option
				Awards	Awards	All
				at	at	Other
				Grant Date	Grant Date	Compen-
				Fair Value	Fair Value	sation	Total
Name and Principal Position	Year	Salary($)	Bonus($)(1)	($)	($)(2)	($)(3)	($)

Donald H. Nikolaus,	2010	565,000	—	4,833	220,500	50,439	840,772
President and Chief	2009	555,000	150,000	5,215	—	48,384	758,599
Executive Officer	2008	555,000	360,000	5,340	360,500	49,139	1,329,979
Cyril J. Greenya,	2010	190,000	—	4,833	63,000	45,772	303,605
Senior Vice President and	2009	185,000	34,000	5,215	—	42,658	266,873
Chief Underwriting Officer	2008	180,000	58,000	5,340	82,400	42,538	368,278
Jeffrey D. Miller,	2010	207,000	—	—	69,300	11,711	288,011
Senior Vice President and	2009	197,000	38,000	—	—	11,723	246,723
Chief Financial Officer	2008	187,000	62,000	—	92,700	10,932	352,632
Robert G. Shenk,	2010	236,000	—	—	63,000	13,362	312,362
Senior Vice President,	2009	232,000	34,000	—	—	13,265	279,265
Claims	2008	229,000	58,000	—	82,400	12,887	382,287
Daniel J. Wagner,	2010	190,000	—	—	63,000	12,002	265,002
Senior Vice President	2009	185,000	34,000	—	—	11,642	230,642
and Treasurer	2008	180,000	58,000	—	82,400	11,147	331,547

(1)	Our executive officers participate in a cash incentive bonus plan. We refer you to “Executive Compensation — Our Cash Incentive Plan.” We paid no bonuses in 2010.

(2)	We show the option awards at an estimated grant date fair value, which we obtained by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 14 to our consolidated financial statements included in our 2010 annual report to stockholders for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(3)	In the case of Mr. Nikolaus, the total shown includes directors and committee meeting fees of $33,750 and a matching 401(k) plan contribution of $11,507 paid during 2010. In the case of Messrs. Shenk, Miller and Wagner, the total shown includes a matching 401(k) plan contribution of $11,056, $11,011 and $11,022, respectively, paid during 2010. In the case of Mr. Greenya, the total shown includes directors fees of $31,500 and a matching 401(k) plan contribution of $11,022 paid during 2010.

Grants of Plan-Based Awards

During 2010, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $14.00 per share to our named executive officers, one-third of which are currently vested. On the date we granted the options, the closing market price of our Class A common stock was $12.06.

		Grant Date
	Number of Shares	Fair Value of
Name	Subject to Option	Option Awards ($)

Donald H. Nikolaus	175,000	220,500
Cyril J. Greenya	50,000	63,000
Jeffrey D. Miller	55,000	69,300
Robert G. Shenk	50,000	63,000
Daniel J. Wagner	50,000	63,000

Stock Incentive Plans

We have an equity incentive plan for employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of our compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award to our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented persons.

As of December 31, 2010, we had reserved 756,500 shares of our Class A common stock for future grants under our 2007 equity incentive plan for employees and 88,572 shares of our Class A common stock for future grants under our 2007 equity incentive plan for directors. If shares covered by an option are not issuable for any reason, we may again grant options to purchase those shares. The total number of reserved shares will increase to 3,900,000 shares if our stockholders approve our 2011 equity incentive plan for employees and our 2011 equity incentive plan for directors.

Our board of directors may adjust the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options in the event of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our common stock. Unless otherwise provided in individual option agreements, unvested options do not automatically accelerate in the event of a business combination or in the event of the sale of all or substantially all of our assets.

Our board of directors, upon the recommendation of our compensation committee, has:

•	the authority to determine the persons eligible to be granted options, the number of shares subject to each option, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options may be accelerated and any extension of the period for exercise; and

•	full discretionary authority to determine any matter relating to options granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards without the consent of such persons.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2010:

	Option Awards				Stock Awards
	Number of Securities				Number of	Market Value
	Underlying				Shares or	of Shares or
	Unexercised Options		Option		Units of Stock	Units of Stock
	(#)	(#)	Exercise	Option	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)

Donald H. Nikolaus	175,000	—	21.00	10/19/2011	311	4,503
	116,667	58,333	17.50	7/17/2013
	—	175,000	14.00	7/15/2015
Cyril J. Greenya	30,000	—	21.00	10/19/2011	311	4,503
	26,667	13,333	17.50	7/17/2013
	—	50,000	14.00	7/15/2015
Jeffrey D. Miller	30,000	—	21.00	10/19/2011	—	—
	30,000	15,000	17.50	7/17/2013
	—	55,000	14.00	7/15/2015
Robert G. Shenk	30,000	—	21.00	10/19/2011	—	—
	26,667	13,333	17.50	7/17/2013
	—	50,000	14.00	7/15/2015
Daniel J. Wagner	30,000	—	21.00	10/19/2011	—	—
	26,667	13,333	17.50	7/17/2013
	—	50,000	14.00	7/15/2015

Option Exercises and Stock Vested

The following table summarizes stock options exercised by our named executive officers and, in the case of our named executive officers who are also directors, restricted stock awards vested, during 2010:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)	Acquired on Vesting (#)	on Vesting ($)(1)

Donald H. Nikolaus	—	—	311	4,503
Cyril J. Greenya	—	—	311	4,503
Jeffrey D. Miller	—	—	—	—
Robert G. Shenk	—	—	—	—
Daniel J. Wagner	—	—	—	—

(1)	Value realized is based upon the closing price of our common stock on NASDAQ on the date of exercise or vesting minus the exercise price of the option awards.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2009 or 2010, and we contemplate none for 2011. However, our compensation consultant, Towers Watson, is currently evaluating types of pension benefits as part of its review of our compensation structure.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had account balances in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2008, 2009 or 2010, and we contemplate none for 2011. However, as noted above, we expect to receive advice from our compensation consultant and that advice may include some form of non-qualified deferred compensation plans in the future.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent permitted by Delaware law, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent permitted by Delaware law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, or, while one of our directors or officers, is or was serving, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us and any director, officer or employee against any liability of any character asserted against or incurred by us or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law. We also maintain and intend to continue to maintain directors’ and officers’ liability insurance.

Report of Our Compensation Committee

Our compensation committee held a joint meeting with the compensation committee of the board of directors of Donegal Mutual. The compensation committees reviewed and discussed the compensation discussion and analysis that appears under the caption “Executive Compensation Discussion and Analysis” with management.

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our success in meeting our corporate objectives for 2010 and the individual performance of our named executive officers and then recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

MEMBERS OF THE COMPENSATION COMMITTEES OF DONEGAL GROUP INC. AND DONEGAL MUTUAL INSURANCE COMPANY

Frederick W. Dreher Philip H. Glatfelter, II R. Richard Sherbahn

March 7, 2011

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans:

Number of Securities
(by class) Remaining
	Number of Securities				Available for Future
	(by Class) to be Issued		Weighted-Average		Issuance Under Equity
	Upon Exercise of		Exercise Price of		Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by securityholders	3,998,667	(Class A)	$16.80	(Class A)	839,474	(Class A)
Equity compensation plans not approved by securityholders	—		—		—

Total	3,998,667		$16.80		839,474

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

The provisions of the Dodd-Frank Act require that we submit to a non-binding advisory vote of the holders of our Class A common stock and our Class B common stock a proposal that our stockholders approve the compensation of our named executive officers we describe in this proxy statement under “Executive Compensation”. We submit to an advisory vote of our stockholders at our 2011 annual meeting the compensation of our named executive officers as summarized in this section and more fully described in the “Executive Compensation” section of this proxy statement. Although the vote of our stockholders on this proposal is not binding on us, the outcome of this vote will provide important information to our board of directors and to its compensation committee as they determine the compensation of our named executive officers in future years.

Donegal Mutual has advised us that it will vote all of its shares for the approval of the compensation of our named executive officers as we describe such compensation in this proxy statement. We refer you to the “Executive Compensation” section of this proxy statement. Therefore, our stockholders will approve the compensation of our named executive officers during 2010 we describe in the “Executive Compensation” section of this proxy statement even if all of our stockholders other than Donegal Mutual vote against the approval of such proposal.

We have designed the compensation available to our named executive officers to implement our compensation philosophy for our named executive officers. Our compensation philosophy for our named executive officers focuses on the alignment of the interests of our executive officers with the interests of stockholders in achieving long-term value and pay for performance. In the course of establishing the compensation of our named executive officers described in this proxy statement, our compensation committee with the assistance of our head of human resources, we determined that the use of performance-based incentives to motivate our named executive officers to achieve short-term incentives, such as the cash bonuses we base on the annual underwriting profitability of our insurance subsidiaries and long-term business goals, such as the stock options we grant. We did not make use of any compensation consultants in determining the 2010 compensation of our named executive officers.

The basic principles of our compensation for our named executive officers are compensation plans that award pay for performance and serve to align the incentive compensation, both short-term and long-term, of our named executive officers with the short-term and long-term interests of our stockholders. Because our results of operations in 2009 and 2010 have not met our expectations, the compensation of our named executive officers in 2090 and 2010 was less than their compensation in 2008. Given our performance, we believe these reductions are appropriate given our compensation philosophy for our named executive officers.

Our board of directors recommends that you vote FOR approval of the following resolution relating to the compensation of our named executive officers that we describe in this proxy statement:

“RESOLVED, that the stockholders of DGI approve the compensation DGI paid to its named executive officers that DGI has disclosed in its proxy statement with respect to its 2011 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation disclosure and analysis, or CDA, the compensation tables and the narrative disclosures that accompany those tables in DGI’s proxy statement for its 2011 annual meeting of stockholders.”

PROPOSAL 4
ADVISORY VOTE TO DETERMINE THE FREQUENCY OF OUR SUBMISSION TO OUR STOCKHOLDERS OF A PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The provisions of the Dodd-Frank Act require that we submit to a non-binding vote of the holders of our Class A common stock and our Class B common stock no less frequently than every six years a proposal that our stockholders approve, on a non-binding and advisory basis, the compensation of our named executive officers.

The enclosed proxy card provides you with choices on this item. You may vote that we submit a proposal to our stockholders for approval of the compensation of our named executive officers every year, every two years or every three years. You may also abstain from voting on this item. However you decide to vote, you are not voting to approve or disapprove the recommendation of our board of directors with respect to this item.

For the reasons we describe below, we recommend that our stockholders hold an advisory and non-binding vote once every three years to approve the compensation of our named executive officers:

•	A vote every three years will permit our stockholders a more meaningful opportunity within which to compare our long-term performance with our long-term executive compensation programs. A core principle of our executive compensation program is to align management’s interests with our stockholders’ interests and to foster the long-term creation of value for our stockholders.

•	A vote every three years would allow us an adequate opportunity to respond to any comments our stockholders make about our executive compensation programs and to effect any changes we believe are appropriate responses to our stockholders’ comments. Our compensation committee and our board of directors regularly review our executive compensation programs to determine if any changes would be appropriate to maintain employee satisfaction. A three-year period would allow us an adequate opportunity to evaluate stockholder proposals relating to executive compensation and then to implement any such changes our compensation committee approves.

•	Between the three-year vote to approve our executive compensation programs, our executive officers will maintain meaningful dialogue with our stockholders and our compensation consultants with regard to our executive compensation programs.

On-going communication with our stockholders is an important part of our system of corporate governance. We are open to receiving communications from our stockholders about any aspect of our business, including our executive compensation programs. We believe our communications with our stockholders and the ability of our stockholders to contact us at any time provides for our accountability to our stockholders and lessens the need for more frequent advisory votes on the compensation of our named executive officers.

Accordingly, we recommend that you select “Three Years” when you vote on the frequency of our conduct of advisory votes by our stockholders on our executive compensation programs. Our board of directors will review the non-binding vote of our stockholders on the frequency of advisory votes on the compensation of our named executive officers and take that vote into account.

Donegal Mutual has advised us that it will vote all of its shares for three years for the frequency of stockholder advisory votes on our executive compensation programs. Because Donegal Mutual controls approximately two-thirds of the voting power of our Class A common stock and our Class B common stock, our stockholders will approve the proposal to hold an advisory vote of our stockholders to approve the compensation of our named executive officers once every three years.

Our board of directors recommends that our stockholders select three years on the proposal recommending the frequency of advisory votes on the compensation of our named executive officers. However, by asking our stockholders to vote to determine the frequency of our submission to our stockholders of a proposal to approve the compensation of our named executive officers, we are not asking our stockholders to approve the future compensation of our named executive officers. We are asking our stockholders whether we should submit the compensation of our named executive officers to our stockholders for approval every year, every two years or every three years.

PROPOSAL 5
APPROVAL OF OUR 2011 EMPLOYEE STOCK PURCHASE PLAN

Description of Our 2011 Employee Stock Purchase Plan

Our board of directors adopted our 2011 Employee Stock Purchase Plan, or our 2011 Purchase Plan, on March 7, 2011, subject to stockholder approval of our 2011 Purchase Plan at our annual meeting of stockholders and the listing on NASDAQ of the shares of our Class A common stock reserved for issuance pursuant to our 2011 Purchase Plan. The purpose of our 2011 Purchase Plan is to provide our eligible employees with an opportunity to acquire or to increase their proprietary interest in us by providing our employees with a convenient opportunity to purchase shares of our Class A common stock at a discount from market prices prevailing at the time of purchase. We believe our 2011 Purchase Plan meets the requirements of Section 423 of the Code.

We have reserved 300,000 shares of our Class A common stock for issuance under our 2011 Purchase Plan. Our 2011 Purchase Plan provides for appropriate adjustments in the event that we effect a stock split, a stock dividend, share combination or spinoff and certain other types of transactions we specify in our 2011 Purchase Plan, including mergers, consolidations, reorganizations and reclassifications. We will list on NASDAQ our shares of Class A common stock reserved for issuance under our 2011 Purchase Plan.

Subject to stockholder approval of our 2011 Purchase Plan at our annual meeting and the listing of our shares of our Class A common stock we have reserved for issuance under our 2011 Purchase Plan, we will discontinue our 2001 Employee Stock Purchase Plan, or our Prior Purchase Plan, and will not issue any additional shares of our Class A common Stock under our Prior Purchase Plan.

A committee of three employees, or the purchase plan committee, will administer our 2011 Purchase Plan. Our board of directors will appoint the members of the purchase plan committee. The purchase plan committee has the authority to amend our 2011 Purchase Plan rules and regulations from time to time for the purpose of operating our 2011 Purchase Plan. Any interpretation or construction by the purchase plan committee with respect to our 2011 Purchase Plan will be final and conclusive as to all participants absent contrary action by our board of directors. Any interpretation or construction of our 2011 Purchase Plan by our board of directors will be final and conclusive as to all participants in our 2011 Purchase Plan.

All of the full-time employees of Donegal Mutual and all of our respective subsidiaries, as well as all full-time employees of each company from which we or Donegal Mutual assume 100% quota-share reinsurance, who have completed one month of employment prior to the beginning of an enrollment period under our 2011 Purchase Plan will be eligible to participate in our 2011 Purchase Plan. An employee who is otherwise eligible to purchase shares of our Class A common stock under our 2011 Purchase Plan may not do so, however, if exercising a right to purchase shares of our Class A common stock under our 2011 Purchase Plan would either (i) cause the employee to own shares of our Class A common stock that possesses 5% or more of the total combined voting power or value of all of our outstanding Class A common stock or any of our subsidiaries or (ii) cause the employee to have purchase rights under all of our stock purchase plans or any of our or Donegal Mutual’s subsidiaries that meet the requirements of Section 423 of the Code that accrue at a rate that exceeds $25,000 of the fair market value of our Class A common stock or any of our respective subsidiaries for each calendar year in which such right is outstanding. Separation from employment for any reason will constitute an automatic withdrawal from further participation in our 2011 Purchase Plan.

Our 2011 Purchase Plan provides for semi-annual subscription periods. The subscription periods extend from January 1 through June 30 and from July 1 through December 31, respectively, beginning on July 1, 2011 and ending on June 30, 2021. We will treat employees enrolled in our Prior Purchase Plan as of June 30, 2011 as automatically enrolled for participation in our 2011 Purchase Plan. Thereafter, enrollment for participation in our 2011 Purchase Plan will occur during the 30 calendar days preceding each subscription period.

Payroll deduction is the only payment method available for the purchase of Class A common stock under our 2011 Purchase Plan. Employees may invest a maximum of 10% of their base pay towards the purchase of our Class A common stock in any subscription period. At a minimum, an employee who wishes to participate in our 2011 Purchase Plan must authorize a payroll deduction that would be sufficient to enable such employees to purchase at least ten shares of our Class A common stock during any subscription period.

We will hold subscriptions we receive under our 2011 Purchase Plan during each subscription period in a plan account we will maintain for each participant. At the end of each subscription period, we will divide the amount contained in each employee’s plan account by the subscription price for the applicable subscription period, and we will then credit the plan account of the employee with the resulting number of whole shares purchased. The subscription price for any subscription period will be equal to the lesser of 85% of our Class A common stock as reported on NASDAQ on the last trading day before the first day of the enrollment period with respect to such subscription period or 85% of the closing price of our Class A common stock as reported on NASDAQ on the last trading day of such subscription period.

An employee may not assign any of the employee’s rights under our 2011 Purchase Plan, except by will or by the laws of descent and distribution. During an employee’s lifetime, only the employee may exercise the employee’s subscription rights under our 2011 Purchase Plan.

Upon the termination of an employee’s employment or an employee’s withdrawal from our 2011 Purchase Plan, we will refund to the employee the amount of any cash credited to the employee’s 2011 Purchase Plan account without interest. Withdrawal from our 2011 Purchase Plan by one of our executive officers who is subject to Section 16 of the Exchange Act, except for withdrawal because of the termination of the executive officer, will become effective only at the end of a subscription period. Once an employee has withdrawn from our 2011 Purchase Plan, we will make no further payroll deduction with respect to that employee. An employee’s withdrawal from our 2011 Purchase Plan during one subscription period does not restrict that employee’s right to participate in our 2011 Purchase Plan during any subsequent subscription period under our 2011 Purchase Plan. A retiring employee or the beneficiary of a participating employee upon the death of that employee may elect to purchase the appropriate number of whole shares of our Class A common stock using the date of retirement or death as if it were the last day of a subscription period.

Amendment and Termination

Our 2011 Purchase Plan will remain in effect until June 30, 2022 or until the 300,000 shares of our Class A common stock we have reserved for purchase under our 2011 Purchase Plan have been purchased. Our board of directors has the right to terminate our 2011 Purchase Plan at any time without prior notice, provided, however, that any such termination shall not adversely affect an employee’s rights under our 2011 Purchase Plan. Without the approval of our stockholders, we may not amend our 2011 Purchase Plan to:

•	increase the total number of shares of our Class A common stock subject to our 2011 Purchase Plan;

•	increase materially the benefits accruing to participants under our 2011 Purchase Plan;

•	change the formula by which we determine the price applicable to the purchase of shares of our Class A common stock under our 2011 Purchase Plan; or

•	change the eligibility of employees for participation in our 2011 Purchase Plan.

Federal Income Tax Consequences

We intend that our 2011 Purchase Plan qualify under the provisions of Section 423 of the Code. Based upon the advice of counsel, we believe the normal operation of our 2011 Purchase Plan should generally have, under the Code and its associated regulations, all as in effect on the date of this proxy statement, the principal federal income tax consequences we outline below. The tax treatment we describe below does not take into account any subsequent changes in the Code and its associated regulations that may occur after the date of this proxy statement. The following discussion is only a summary, and is neither all-inclusive nor does it constitute tax advice. The summary below also does not discuss any state or local tax consequences. Furthermore, the description below may differ from the actual tax consequences of participation in our 2011 Purchase Plan.

A participant in our 2011 Purchase Plan will not recognize income for federal income tax purposes upon the purchase of our Class A common stock under our 2011 Purchase Plan by reason of the purchase price being the lower of 85% of the trading price of our Class A common stock on the first or last day of the applicable subscription period. For participants who do not dispose of the shares of our Class A common stock under our 2011 Purchase Plan within two years after the date on which we granted the participant the right to participate nor within one year after the date of the employee’s purchase of our shares of Class A common stock, any gain on the sale of the shares following the expiration of the required holding periods we describe above, or any increase in value in the event of the death of the participant prior to sale, will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of:

•	an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date; or

•	an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount the employee paid for the employee’s shares of our Class A common stock under our 2011 Purchase Plan.

Any additional gain will constitute long-term capital gain assuming the employee holds the shares of our Class A common stock the employee purchased under our 2011 Purchase Plan as capital assets. If an employee receives long-term capital gains treatment from the sale of shares of our Class A common stock the employee purchased pursuant to our 2011 Purchase Plan, we will not have any deduction for federal income tax purposes as a result of that sale.

If a participant in our 2011 Purchase Plan disposes of shares of our Class A common stock purchased pursuant to our 2011 Purchase Plan within two years after the date of the grant or within one year of the purchase of shares of our Class A common stock pursuant to our 2011 Purchase Plan, any gain of the sale of those shares will, under the provisions of the Code as currently in effect, be taxed as ordinary income to the extent of the difference of the purchase prices of the shares under our 2011 Purchase Plan and the fair market value of the shares on the date the participant purchased the shares and we will be entitled to a federal income tax deduction equal to the amount of such gain. Any additional gain the participant realizes will constitute long-term or short-term capital gain, depending on whether the participant has held the shares he or she purchased for more or less than one year from the participant’s date of purchase.

Under current law, any gain a participant realized, other than long-term capital gain, will be taxed at a maximum federal income tax rate of 35%. Long-term capital gain is currently taxable at a maximum federal income tax rate of 15%.

The foregoing discussion is only a summary of certain of the federal income tax consequences relating to our 2011 Purchase Plan as in effect on the date of this proxy statement.

Our board of directors recommends that you vote FOR approval of our 2011 Purchase Plan.

PROPOSAL 6
APPROVAL OF OUR 2011 EQUITY INCENTIVE PLAN FOR EMPLOYEES

Description of Our 2011 Equity Incentive Plan for Employees

Purpose

Our board of directors adopted our 2011 Equity Incentive Plan for Employees, or our 2011 Incentive Plan, on March 7, 2011, subject to stockholder approval of our 2011 Incentive Plan at our annual meeting. The objective of our 2011 Incentive Plan is to provide an incentive to our employees to contribute to our growth, development and financial success as well as that of the member companies of the Donegal Insurance Group by continuing to align the interests of our employees with the interests of our stockholders.

Grants

Our 2011 Incentive Plan permits the granting of options to purchase shares of our Class A common stock, including options we intend will qualify as incentive stock options under Section 422 of the Code, and non-qualified stock options we do not intend will qualify under Section 422 of the Code. Although all of our employees and all of the employees of our subsidiaries and the employees of Donegal Mutual and all of the employees of any company from which we or Donegal Mutual assume 100% quota-share reinsurance are eligible to receive options under our 2011 Incentive Plan, the award of options to any particular employee is subject to the discretion of our board of directors and its compensation committee. We will focus the grant of option awards to those of our officers and employees who are responsible for management and direction of our business as well as the management and the direction of the business of the Donegal Insurance Group and to provide those officers and employees with the opportunity to participate in the growth we anticipate in the value of our Class A common stock.

Our board of directors may make the following types of grants under our 2011 Incentive Plan:

•	qualified and non-qualified stock options;

•	restricted stock awards; and

•	other stock-based awards based on, or measured by, or payable in, shares of our Class A common stock.

Upon the implementation of our 2011 Incentive Plan, we will no longer grant options under our 2007 Incentive Plan. The maximum number of shares of Class A common stock for which we may grant options under our 2011 Incentive Plan may not exceed 3,500,000 shares. For administrative purposes, our board of directors will reserve shares for issuance when we grant options to purchase our Class A common stock under our 2011 Incentive Plan. If an option expires or terminates for any reason before it is fully vested or exercised, we may again make the number of shares subject to such option that have not been purchased or that have not vested subject to an option under our 2011 Incentive Plan. We will make appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2011 Incentive Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of Class A common stock for which we may grant an option to any employee in any calendar year under our 2011 Incentive Plan may not exceed 250,000 shares.

Administration

Our board of directors or a board committee of two or more members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act will administer our 2011 Incentive Plan. Our compensation committee, with the advice of our chief executive officer, will:

•	recommend to our board of directors the employees to whom we will grant options and the type, size and terms of each option grant;

•	determine the exercise price for the purchase of Class A shares subject to options which may not be less than 100% of the closing price of our Class A common stock on NASDAQ on the date of grant of the option;

•	determine whether the options are incentive stock options or non-qualified options;

•	interpret the provisions of our 2011 Incentive Plan and decide all questions of fact arising in the application of our 2011 Incentive Plan; and

•	make all other determinations necessary or advisable for the administration of our 2011 Incentive Plan.

Option Agreements

Our compensation committee will determine the exercise price of options we grant. The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2011 Incentive Plan defines fair market value as the last sales price of our Class A common stock on NASDAQ on the date we grant an option. In the event no sales on NASDAQ occur on such date, we will determine the fair market value as of the immediately preceding date on which a transaction occurred.

An option holder, upon the exercise of an option or a portion of an option, must pay the exercise price in full. The payment will equal the exercise price of the options times the number of shares for which the option holder has exercised his or her option. An option holder may pay the exercise price by:

•	cash;

•	delivery of shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the options the option holder is exercising;

•	having a broker or our transfer agent sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us and the remainder of the proceeds to the option holder; or

•	any other method our board of directors authorizes.

It is the policy of our compensation committee that an option holder exercising an option must pay us any taxes we have the obligation to withhold at the time of exercise.

We will evidence the grant of an option by delivering a written option agreement to each option holder. The option agreement will be consistent with the terms of our 2011 Incentive Plan and as our compensation committee approves from time to time. The option agreement will state the number of shares of our Class A common stock the option holder may purchase pursuant to the option granted, the exercise price, when the option holder may exercise the options and the term of the options.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as we may otherwise provide in the option agreement granting an option, an employee may only exercise an option while the option holder remains an employee. The option agreement explains the circumstances in which an optionee may exercise an option after the termination of the employee’s employment.

Transferability

An employee may not transfer options granted under our 2011 Incentive Plan except by will or the laws of descent and distribution.

Incentive Options and Non-Qualified Options

Our board of directors will determine whether options granted are incentive stock options meeting the requirements of Section 422 of the Code. We may grant incentive stock options only to eligible employees. All of our employees, all of Donegal Mutual’s employees, all of the employees of our respective subsidiaries and all employees of any company from which we or Donegal Mutual assume 100% quota-share reinsurance are eligible. An employee may not exercise an incentive stock option after the expiration of five years from the date of grant. An optionee may not receive incentive stock options that first become exercisable in any calendar year for shares with an aggregate fair market value determined at the date of grant in excess of $100,000.

Amendment and Termination

Our 2011 Incentive Plan will remain in effect until April 20, 2022, after which date we may grant no further options under our 2011 Incentive Plan. Without stockholder approval, we may not amend our 2011 Incentive Plan if the amendment would materially increase:

•	the number of shares that we may issue;

•	the benefits accruing to participants; or

•	the requirements for eligibility for participation.

In all other respects, our board of directors may amend, modify, suspend or terminate our 2011 Incentive Plan, except that our board of directors cannot make any modification, amendment or termination to our 2011

Incentive Plan, without the consent of an optionee, if such modification, amendment or termination would adversely affect the rights of the optionee under a previously granted option.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants under our 2011 Incentive Plan follows. Grants may also be subject to state and local taxes. We intend this discussion for use by our stockholders in determining how to vote at our annual meeting and not as tax advice to our employees who receive grants under our 2011 Incentive Plan.

An employee receiving an option will not recognize taxable income upon the grant of the option, nor will we be entitled to any deduction on account of such grant.

Upon the exercise of a non-qualified stock option, an employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. The basis of shares acquired upon the exercise of a non-qualified stock option will equal the fair market value of the shares on the date of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as an employee recognizes ordinary income.

A purchase of shares upon exercise of an incentive stock option will not result in recognition of income at that time, provided the optionee was our employee during the period from the date of grant until three months before the date of exercise (12 months if employment terminated due to total and permanent disability). The basis of the shares an employee receives upon exercise of an incentive stock option is the exercise price. The holding period for such shares for capital gain purposes begins on the date of exercise.

If an employee does not dispose of the shares the employee purchased upon the exercise of an incentive stock option within one year after the purchase or within two years after the date of the grant of such incentive stock option, whichever is later, then any gain or loss realized on a later sale or exchange of such shares will generally be a long-term capital gain or a long-term capital loss equal to the difference between the amount realized upon the disposition and the exercise price. If the employee sells the shares during such period, i.e., within two years after the date of grant of the incentive stock option or within one year after the purchase of the shares by the employee, the sale will be deemed a “disqualifying disposition.” In that event, the employee will recognize ordinary income equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceed the amount the optionee paid for such shares.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2011 Incentive Plan.

PROPOSAL 7
APPROVAL OF OUR 2011 EQUITY INCENTIVE PLAN FOR DIRECTORS

Description of our 2011 Equity Incentive Plan for Directors

Purpose

On March 7, 2011, our board of directors adopted our 2011 Equity Incentive Plan for Directors, or our 2011 Director Plan, subject to stockholder approval at our annual meeting. The purpose of our 2011 Director Plan is to enhance our ability and the ability of the member companies of the Donegal Insurance Group to attract and retain highly qualified directors, to provide a portion of their compensation in the form of equity and, in so doing, to strengthen the alignment of the interests of our directors with the interests of our stockholders.

Grants

Our 2011 Director Plan provides for:

•	the grant of non-qualified stock options to eligible non-employee directors; and

•	an annual restricted stock award of a fixed amount of shares of Class A common stock (400 shares beginning in 2012) to each of our directors and the directors of Donegal Mutual who are not also our directors.

We make annual restricted stock awards automatically to our directors, without any action by our board of directors or the board of directors of Donegal Mutual. The total number of shares of Class A common stock that may be the subject of grants under our 2011 Director Plan may not exceed 400,000 shares. Upon the implementation of our 2011 Director Plan, we will make no additional grants under our 2007 director plan.

The number of persons who are eligible to participate in our 2011 Director Plan is currently 27, consisting of our directors, the directors of Donegal Mutual, directors of our respective subsidiaries and the directors of each of the companies from which we or Donegal Mutual assume 100% quota-share reinsurance. We have not granted any options or restricted stock awards under our 2011 Director Plan, and we have not made any determination as to the allocation of grants of options or restricted stock awards under our 2011 Director Plan, except as described above.

Our 2011 Director Plan provides for appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2011 Director Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets.

Our board of directors will administer our 2011 Director Plan. Our board of directors has the power to interpret our 2011 Director Plan, the director options and the restricted stock awards, and, subject to the terms of our 2011 Director Plan, to determine who will be granted director options, the number of director options to be granted to any outside director, the timing of such grant and the terms of exercise. Our board of directors has the authority to amend the terms of an option provided the amendment does not materially impair the rights or obligations of the director, subject to the condition that our board of directors may not reprice stock options. Our board of directors also has the power to adopt rules for the administration, interpretation and application of our 2011 Director Plan. Our board of directors does not have any discretion to determine who will be granted restricted stock awards under our 2011 Director Plan, to determine the number of restricted stock awards to be granted to each director or to determine the timing of such grants.

Restricted Stock Awards

Restricted stock awards consist of shares of Class A common stock that we issue in the name of the director but that director may not sell or otherwise transfer until one year after the date of grant. Upon the issuance of shares under a restricted stock award, the director has all rights of a stockholder with respect to the shares, except that the director may not sell or otherwise transfer such shares until one year after the date of grant.

We will evidence restricted stock awards by written agreements in such form not inconsistent with our 2011 Director Plan as our board of directors approves from time to time. Each agreement will contain such restrictions, terms and conditions our 2011 Director Plan requires.

Non-qualified Stock Options

The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2011 Director Plan defines fair market value as the last sales price of our Class A common stock on NASDAQ on the date the option is granted. In the event there are no transactions on NASDAQ on such date, we will determine the fair market value as of the immediately preceding date on which a transaction occurred.

A director may pay the exercise price of an option in cash, by delivering shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the options the director is exercising, by having a broker sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us or by any other method our board of directors may authorize from time to time.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the letter accompanying each option grant, an option may only be exercised while the recipient remains a director. The grant letter will explain the circumstances in which an option may be exercised after termination of services as a director.

Transferability

A director may not transfer any options granted under our 2011 Director Plan are not transferable except by will or the laws of descent and distribution.

Amendment and Termination

Our 2011 Director Plan will remain in effect until April 26, 2022, after which date we may not issue grants under the plan. Our board of directors may terminate or amend our 2011 Director Plan at any time, subject to any required stockholder approval unless the termination or amendment would impair any rights or obligations under any outstanding grant.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants under our 2011 Director Plan follows. Grants may also be subject to state and local taxes. This description is intended for use by our stockholders in determining how to vote at our annual meeting and not as tax advice to directors who receive grants under our 2011 Director Plan.

A director receiving an option will not recognize income for federal income tax purposes upon the grant of the option, nor will we be entitled to any deduction on account of such grant. Upon the exercise of a non-qualified stock option, the director will recognize ordinary income in the amount by which the fair market value of such shares then exceeds the option price.

A director who receives restricted stock will recognize ordinary income in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction.

We will be entitled to a tax deduction in connection with grants under our 2011 Director Plan in an amount equal to the ordinary income realized by the director at the time the director recognizes such income.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2011 Director Plan.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report or related work incidental to the opinion. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during our 2010 fiscal year and considered the compatibility of non-audit services with KPMG LLP’s independence.

•	Audit Fees. The fees of KPMG LLP we incurred in connection with the audit of our annual consolidated and statutory financial statements for those fiscal years, the reviews of our consolidated financial statements included in our Form 10-Q quarterly reports and services performed in connection with filings of registration statements and offerings for our fiscal years ended December 31, 2009 and 2010 were $765,000 and $915,000, respectively.

•	Audit-Related Fees. We did not pay KPMG LLP any audit-related fees during 2009 or 2010.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during 2009 or 2010.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2009 and 2010.

Report of Our Audit Committee

Our audit committee performs its responsibilities in accordance with the Exchange Act. Each of our audit committee members satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all four members of our audit committee, Robert S. Bolinger, Philip A. Garcia, John J. Lyons and Richard D. Wampler, II, satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. Our audit committee operates pursuant to a written charter. You may view the full text of our audit committee charter on our website at http://www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

Our audit committee undertakes the following primary responsibilities:

•	the selection, appointment, determination of funding for, compensation, retention and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and our internal audit function;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•	the responsibility for reviewing reports and disclosures of all related person transactions, subject to the approval of the audit committee and the process set forth in our by-laws relating to the coordinating committee.

In carrying out these responsibilities, our audit committee, among other things:

•	monitors preparation of quarterly and annual financial reports by our management;

•	supervises the relationship between us and our independent registered public accounting firm, including having direct responsibility for its appointment, compensation and retention, reviewing the scope of its audit services, approving audit and non-audit services and confirming the independence of our independent registered public accounting firm; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our management, which is responsible for our financial statements and our reporting processes, including our system of internal control, has advised the members of our audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

Our audit committee met 10 times during 2010. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, our audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our management is not present.

The members of our audit committee rely without independent verification, on the information and representations our management provides to them and on the representations our independent registered public accounting firm makes to them. Accordingly, you should not construe the oversight our audit committee provides as establishing an independent basis for a determination that our management has established and maintains appropriate internal control over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accountants conduct their audit of our financial statements in accordance with auditing standards generally accepted in the United States.

As part of its oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with management prior to the issuance of the statements. During 2010, management advised our audit committee that each of these financial statements had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with our audit committee. These reviews included discussion with our independent registered public accounting firm as to the matters required to be discussed pursuant to Statement on Auditing Standards, AU Section 380 (SAS No. 61) (Interim Financial Information and Rule 2.07 of Regulation S-X, Communication with Audit Committees, as amended; Statement on Auditing Standards, AU Section 772 (SAS No. 100). Our audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps taken to implement recommended improvements in our internal control procedures.

Based on our audit committee’s reviews and discussions we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Submitted by:

Audit Committee

Robert S. Bolinger
Philip A. Garcia
John J. Lyons
Richard D. Wampler, II

March 10, 2011

STOCKHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2012 annual meeting of stockholders must deliver such proposal in writing to our corporate secretary at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 21, 2011.

Pursuant to Section 2.3 of our by-laws, if a stockholder wishes to present at our 2012 annual meeting of stockholders (i) nominations of persons for election to our board of directors or (ii) an item of business to be transacted by our stockholders otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in our by-laws, which we summarize below. Written notice of any such proposal containing the information our by-laws require, as summarized herein, must be received by our corporate secretary, at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, during the period that begins on November 21, 2011 and that ends on December 21, 2011.

A written proposal of nomination for a director must set forth:

•	the name and address of the stockholder, as the same appears on our books, who intends to make the nomination (the “Proposing Stockholder”);

•	as to each person whom the Proposing Stockholder nominates for election or reelection as a director, all information relating to such person as in a solicitation of proxies for election of such nominees as directors pursuant to the proxy rules under the Exchange Act would require to be disclosed;

•	the principal occupation or employment for the past five years of each person whose nomination the Proposing Stockholder intends to make;

•	a description of any arrangement or understanding between each person whose nomination the Proposing Stockholder proposes and the Proposing Stockholder with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•	the number of shares of our Class A common stock and Class B common stock the Proposing Stockholder beneficially owns within the meaning of SEC Rule 13d-3 and of record.

As to any other business that the Proposing Stockholder intends to bring before our 2012 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such business;

•	the Proposing Stockholder’s reasons for presenting such business at our 2012 annual meeting of stockholders;

•	any material interest of the Proposing Stockholder in such business;

•	the name and address of the Proposing Stockholder; and

•	the number of shares of our Class A common stock and our Class B common stock the Proposing Stockholder beneficially owns within the meaning of SEC Rule 13d-3 and of record.

Only candidates nominated by stockholders for election as a member of our board of directors in accordance with our by-law provisions as summarized herein will be eligible for election as a member of our board of directors at our 2012 annual meeting of stockholders. A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders.

Only such business may be conducted at our 2012 annual meeting of stockholders as shall have been brought before our annual meeting in accordance with the procedures set forth in our by-law provisions as summarized herein. The chairman of our 2012 annual meeting of stockholders will have the discretion to determine if a nomination or an item of business has been proposed in accordance with the procedures set forth in our by-laws as summarized herein. Only stockholder proposals submitted in accordance with the by-

law provisions summarized above will be eligible for presentation at our 2012 annual meeting of stockholders, and any matter not submitted to our board of directors in accordance with such provisions will not be considered or acted upon at our 2012 annual meeting of stockholders.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive only one copy of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 43069, Providence, Rhode Island 02940-3078, who will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR — STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com. Our corporate secretary will promptly forward all such communications to the addressee or addressees set forth in the communication.

We encourage our directors to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2010.

OTHER MATTERS

Our board of directors does not know of any matters to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 18, 2011

APPENDIX A

DONEGAL GROUP INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose.

Donegal Group Inc. (the “Company”) has established this 2011 Employee Stock Purchase Plan (this “Plan”) for the benefit of the eligible employees of the Company, its parent, Donegal Mutual Insurance Company (“Donegal Mutual”), participating subsidiaries of the Company and of Donegal Mutual and any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance.

The purpose of this Plan is to provide each eligible employee with an opportunity to acquire or increase his or her proprietary interest in the Company through the purchase of shares of the Company’s Class A common stock (the “Class A common stock”) at a discount from the market prices prevailing at the time of purchase. The Company intends that this Plan meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2.  Eligible Employees.

(a) Employees eligible to participate in this Plan (“Eligible Employees”) will consist of all individuals: (i) who are full-time employees, as defined in Section 2(b) of this Plan, of the Company, Donegal Mutual, any subsidiary, as defined in Section 424 of the Code, of the Company or Donegal Mutual or any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance (a “Participating Company”), and (ii) who have completed one month of employment on or prior to the date on which an Enrollment Period, as defined in Section 4 of this Plan, begins.

(b) A “full-time employee” is an employee of the Company, Donegal Mutual or any Participating Company who works or is scheduled to work at least 1,000 hours during any calendar year. The Company will consider an employee who is not scheduled to work at least 1,000 hours during a calendar year, but who in fact works at least 1,000 hours during a calendar year, a “full-time employee” once the employee is credited with at least 1,000 hours during such year.

(c) A person who is otherwise an Eligible Employee may not purchase any shares of Class A common stock under this Plan to the extent that: (i) immediately after such person purchases Class A common stock, the person would own shares of Class A common stock, including shares that would be owned if all outstanding options to purchase Common Stock such person holds were exercised, that possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company or (ii) such right would cause such person to have purchase rights under this Plan and all other stock purchase plans of the Company or any subsidiary of the Company or Donegal Mutual that meet the requirements of Section 423 of the Code, that accrue at a rate that exceeds $25,000 of fair market value of the stock of the Company, or any subsidiary of the Company, determined at the time the right to purchase Class A common stock under this Plan is exercisable, for each calendar year in which a purchase right under this Plan is outstanding. For this purpose, a right to purchase Class A common stock accrues when such right first becomes exercisable during the calendar year, but the rate of accrual for any calendar year may in no event exceed $25,000 of the fair market value of Class A common stock subject to the right, and the number of shares of Class A common stock under one right may not be carried over to any other right.

(d) Notwithstanding other provisions in this Plan to the contrary, any officer of the Company, Donegal Mutual or any Participating Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to his or her ownership of shares of Class A common stock (a “Section 16 officer”) will be subject to the restrictions and conditions set forth in Sections 7(b) and 9 of this Plan.

Section 3.  Duration of Plan and Subscription Periods.

This Plan is effective as of July 1, 2011 through and including June 30, 2022. During the term of this Plan, this Plan will have 20 semi-annual “Subscription Periods.” Each Subscription Period will extend from July 1 through December 31 or from January 1 through June 30, respectively, with the first Subscription Period beginning on July 1, 2011 and the last Subscription Period ending on June 30, 2022.

Section 4.  Enrollment and Enrollment Period.

Enrollment for participation in this Plan will take place during the “Enrollment Period” that precedes each Subscription Period. Enrollment Periods are in effect from June 1 through June 30 and from December 1 through December 31 of each year. In addition, the Company will deem each individual who participates in the Company’s 2001 Employee Stock Purchase Plan and who is an Eligible Employee as of May 31, 2011 as automatically enrolled in this Plan effective as of the first Subscription Period. Except as provided regarding automatic enrollment in this Plan as of the first Subscription Period, any person who is an Eligible Employee and who would like to participate in this Plan should file a subscription agreement during an Enrollment Period, and that eligible employee’s participation in this Plan will then commence as of the commencement of the next Subscription Period. Once enrolled, an Eligible Employee will continue to participate in this Plan for each succeeding Subscription Period until such Eligible Employee terminates his or her participation, the Eligible Employee ceases to be an Eligible Employee or elects to withdraw from this Plan, this Plan expires or the Company terminates this Plan. An Eligible Employee who desires to change his or her rate of contribution may do so effective as of the beginning of the next Subscription Period by submitting a properly completed and executed enrollment form to the Company during the Enrollment Period for the next Subscription Period. An Eligible Employee who is not a Section 16 officer may also change his or her rate of contribution during a Subscription Period only pursuant to Section 7(b) of this Plan.

Section 5.  Total Number of Shares Available.

The total number of shares available under this Plan is 300,000 shares of Class A common stock. Such Class A common stock may be authorized and unissued shares or previously issued shares that the Company reacquired. In the event the total number of shares available for purchase under this Plan have been purchased prior to the expiration of this Plan, the Company may terminate this Plan in accordance with Section 13 of this Plan.

Section 6.  Subscription Price.

The “Subscription Price” for each share of Class A common stock subscribed for purchase under this Plan during each Subscription Period will be the lesser of (i) 85% of the fair market value of such share as determined as of the last trading day before the first day of the Enrollment Period with respect to such Subscription Period or (ii) 85% of the fair market value of such share as determined on the last trading day of such Subscription Period. The fair market value of a share will be the closing price the NASDAQ Stock Market reports for the applicable date.

Section 7.  Amount of Contribution and Method of Payment.

(a) An Eligible Employee must pay the Subscription Price through a payroll deduction. The maximum payroll deduction may not be more than 10% of an Eligible Employee’s Base Pay, as defined in Section 7(c) of this Plan. An Eligible Employee must authorize a minimum payroll deduction, based on such employee’s Base Pay at the time of such authorization, that will enable such employee to accumulate by the end of the Subscription Period an amount sufficient to purchase at least ten shares of Class A common stock. An Eligible Employee may not make separate cash deposits toward the payment of the Subscription Price.

(b) An Eligible Employee who is not a Section 16 officer may at any time during a Subscription Period reduce the amount the Eligible Employee previously authorized the Company to deduct from his or her Base Pay, provided the reduction conforms with the minimum payroll deduction set forth in Section 7(a) of this Plan. To do so, an Eligible Employee should forward to the Company a properly completed and executed written notice setting forth the requested reduction in his or her payroll deduction. The change in payroll deduction will become effective on a prospective basis as soon as practicable after the Company receives the change notice. An Eligible Employee may change his or her payroll deduction under this Section 7(b), by forwarding to the Company a properly completed and executed written notice setting forth such reduction in his or her payroll deduction only once during any Subscription Period. Any such reduction will remain in effect for subsequent Subscription Periods, subject to compliance with Section 7(a) of this Plan, until such Eligible Employee terminates his or her participation in this Plan, the Eligible Employee ceases to be an Eligible Employee, this Plan expires or the Company terminates this Plan. A Section 16 officer may not change his or her rate of contribution during a Subscription Period.

(c) “Base Pay” means the straight-time earnings or regular salary paid to an Eligible Employee. Base Pay will not include overtime, bonuses or other items that the committee administering this Plan pursuant to Section 14 of this Plan does not consider to be regular compensation. Payroll deductions will commence with the first paycheck issued during the Subscription Period and, except as set forth in Sections 9 and 10, will continue with each paycheck throughout the entire Subscription Period, except for pay periods for which the Eligible Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

Section 8.  Purchase of Shares.

The Company will maintain a “Plan Account” on its books for recordkeeping purposes only in the name of each Eligible Employee who authorized a payroll deduction (a “participant”). At the close of each pay period, the Company will credit the amount deducted from the participant’s Base Pay to the participant’s Plan Account. The Company will pay no interest on any Plan Account balance in any circumstance. As of the last day of each Subscription Period, the Company will divide the amount then in the participant’s Plan Account by the Subscription Price for such Subscription Period as determined pursuant to Section 6 , and credit the participant’s Plan Account with the number of whole shares that results. The Company will not credit fractional shares under this Plan. The Company will issue and deliver share certificates to each participant within a reasonable time thereafter. The Company will carry forward any amount remaining in a participant’s Plan Account to the next Subscription Period. However, any amount the Company carries forward pursuant to this Section 8 will not reduce the amount a participant may contribute pursuant to Section 7 of this Plan during the next Subscription Period. If a participant does not accumulate sufficient funds in his or her Plan Account to purchase at least ten shares of Class A common stock during a Subscription Period, the Company will deem such participant to have withdrawn from this Plan pursuant to Section 9 of this Plan.

If the number of shares subscribed for purchase during any Subscription Period exceeds the number of shares available for purchase under this Plan, the Company will allocate the remaining shares available for purchase among all participants in proportion to their Plan Account balances, exclusive of any amounts carried forward pursuant to the preceding paragraph. If the number of shares that would be credited to any participant’s Plan Account in either or both of the Subscription Periods occurring during any calendar year exceeds the limit specified in Section 2(c) of this Plan, the Company will credit the participant’s Plan Account with the maximum number of shares permissible, and refund the remaining amounts to the participant in cash without interest thereon.

Section 9.  Withdrawal from This Plan.

A participant, other than a Section 16 officer, may withdraw from this Plan at any time by giving a properly completed and executed written notice of withdrawal to the Company. As soon as practicable following the Company’s receipt of a notice of withdrawal, the Company will refund the amount credited to the participant’s Plan Account in cash without interest thereon. The Company will make no further payroll deductions with respect to such participant except in accordance with an authorization for a new payroll deduction filed during a subsequent Enrollment Period in accordance with Section 4 of this Plan. A participant’s withdrawal will not affect the participant’s eligibility to participate during any succeeding Subscription Period. A withdrawal by a Section 16 officer, other than a withdrawal under Section 10 of this Plan, will not become effective until the Subscription Period that commences after the date the Company receives written notice of such withdrawal.

Section 10.  Separation from Employment.

The Company will treat separation from employment for any reason, including death, disability or retirement, as defined in this Section 10, as an automatic withdrawal pursuant to Section 9 of this Plan. However, at the election of a participant who retires, or in the event of a participant’s death at the election of the participant’s beneficiary, any cash balance in such participant’s Plan Account may be used to purchase the appropriate number of whole shares of Class A common stock at a Subscription Price determined in accordance with Section 6 of this Plan using the date of the participant’s retirement or death as though it was the last day of the Subscription Period. The Company will refund in cash any cash balance in the Plan Account after such purchase to the participant, or in the event of the participant’s death to the participant’s beneficiary without interest thereon. As used in this Section 10, “retirement” means a termination of employment by reason of a participant’s retirement at or after the participant’s earliest permissible retirement date pursuant to and in accordance with his or her employer’s regular retirement plan or practice.

Section 11.  Assignment and Transfer Prohibited.

No participant may assign, pledge, hypothecate or otherwise dispose of his or her subscription or rights to subscribe under this Plan to any other person, and any attempted assignment, pledge, hypothecation or disposition will be void. However, a participant may acquire shares of Class A common stock subscribed to under this Plan in the names of the participant and another person jointly with the right of survivorship upon appropriate written notice to the Company. No subscription or right to subscribe granted to a participant under this Plan will be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such subscription rights will be exercisable only by the participant during the participant’s lifetime.

Section 12.  Adjustment of and Changes in Class A Common Stock.

In the event that the outstanding shares of Class A common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, either in shares of Class A common stock or of another class of the Company’s stock, spin-off or combination of shares, the committee appointed pursuant to Section 14 of this Plan will make appropriate adjustments in the aggregate number and kind of shares that are reserved for sale under this Plan.

Section 13.  Amendment or Termination of This Plan.

The Board of Directors of the Company (the “Board”) will have the right to amend, modify or terminate this Plan at any time without notice, provided that the amendment, modification or termination of this Plan does not adversely affect any participant’s existing rights and provided further that, without the approval of the stockholders of the Company in accordance with applicable law and regulations, no such amendment will increase the benefits accruing to participants under this Plan, increase the total number of shares subject to this Plan, change the formula by which the price at which the shares will be sold is determined, or change the class of employees eligible to participate in this Plan.

Section 14.  Administration.

A committee of three employees of the Company the Board appoints from time to time will administer this Plan. The committee may from time to time adopt rules and regulations for carrying out this Plan. Any interpretation or construction of any provision of this Plan by the committee will be final and conclusive on all persons absent contrary action by the Board. Any interpretation or construction of any provision of this Plan by the Board will be final and conclusive on all persons.

Section 15.  Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any cash credited to the participant under this Plan in the event of such participant’s death prior to the delivery to the participant of such cash. A participant may change such designation of a beneficiary at any time upon written notice to the Company. Upon the death of a participant and upon the committee’s receipt of proof of the participant’s death and of the identity and existence of a beneficiary validly designated by the participant under this Plan, the Company will deliver such cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the participant, or if, to the knowledge of the Company, the participant has not appointed such executor or administrator, the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate. No designated beneficiary will, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under this Plan.

Section 16.  Employees’ Rights.

Nothing contained in this Plan will prevent the Company, Donegal Mutual or any Participating Company from terminating any employee’s employment. No employee will have any rights as a stockholder of the Company by reason of participation in this Plan unless and until the Company has issued and delivered certificates to the participant representing shares of Class A common stock for which the participant has subscribed.

Section 17.  Use of Funds.

The Company may use all payroll deductions it receives or holds under this Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Any account established for a participant will be for recordkeeping purposes only.

Section 18.  Government Regulations.

The Company’s obligation to sell and deliver Class A common stock under this Plan is subject to any prior approval or compliance that may be required to be obtained or made from or with any governmental or regulatory authority in connection with the authorization, issuance or sale of such Class A common stock.

Section 19.  Titles.

Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 20.  Applicable Law.

This Plan will be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania and the United States of America.

Section 21.  Compliance with Rule 16b-3.

To the extent that Rule 16b-3 under the Exchange Act applies to purchases made under this Plan, it is the Company’s intent that this Plan comply in all respects with the requirements of Rule 16b-3, that the Company interpret any ambiguities or inconsistencies in the construction of this Plan to give effect to such intention and that if this Plan will not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan will be deemed to be automatically amended so as to bring them into full compliance with such rule.

Section 22.  Approval of Stockholders.

Prior to June 30, 2011, the Company will submit this Plan to its stockholders for approval in accordance with applicable law and regulations. Subscriptions for the purchase of shares under this Plan will be subject to the condition that the stockholders of the Company approve this Plan prior to such date in the manner contemplated by Section 423(b)(2) of the Code. If the Company’s stockholders do not approve this Plan prior to such date, this Plan will terminate, all subscriptions under this Plan will be terminated and be of no further force or effect and the Company shall promptly refund in cash, without interest, of all sums previously deducted from their compensation pursuant to this Plan.

APPENDIX B

DONEGAL GROUP INC.

2011 EQUITY INCENTIVE PLAN FOR EMPLOYEES

1. Purpose.  The purpose of this 2011 equity incentive plan for employees (this “Plan”) is to encourage the employees of Donegal Group Inc. (the “Company”) and its subsidiaries to acquire a proprietary interest in the growth and performance of the Company, and to continue to align the interests of those employees with the interests of the Company’s stockholders to generate an increased incentive for such person to contribute to the growth, development and financial success of the Company and the member companies of the Donegal Insurance Group, including companies from which the Company or Donegal Mutual assumes 100% quota share reinsurance (the “Group”). To accomplish these purposes, this Plan provides a means whereby employees may receive stock options, stock awards and other stock-based awards that are based on, or measured by, or payable in shares of the Company’s Class A common stock.

2. Administration.

(a) Administrators.  The Board of Directors of the Company (the “Board”) shall administer this Plan. The Board shall appoint a committee, which initially shall be the compensation committee to assist in the administration of this Plan. The committee, with the advice of the Company’s chief executive officer, shall recommend to the Board the employees to whom the Company should grant awards and the type, size and terms of each grant. The Board has the authority to make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees and all other holders of awards granted under this Plan.

(b) The Committee.  The committee shall be comprised of two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member of the committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, from time to time, the Board may increase or decrease the size of the committee, appoint additional members, remove members, with or without cause, appoint new members, fill vacancies or remove all members of the committee and thereafter directly administer this Plan. The committee shall have those duties and responsibilities assigned to it under this Plan, and the Board may assign to the committee the authority to make certain other determinations and interpretations under this Plan. All decisions, determinations and interpretations of the committee in such cases shall be final and binding on all grantees and all other holders of awards granted under this Plan.

3. Shares Subject to this Plan.

(a) Shares Authorized.  The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 3,500,000 shares, subject to adjustment as described below. The Company may issue each of the shares authorized under this Plan pursuant to incentive stock options awards within the meaning of Section 422 of the Code. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting.  For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the Company shall make the shares reserved for such awards available again for purposes of this Plan.

(c) Individual Limits.  All awards under this Plan shall be expressed in shares of Class A common stock. The maximum number of shares of Class A common stock with respect to all awards that the Company may issue to any individual under this Plan during any calendar year shall be 250,000 shares, subject to adjustment as described below.

(d) Adjustments.  If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. The Company shall eliminate any fractional shares resulting from such adjustment. Any adjustments to outstanding awards shall be consistent with Section 409A of the Code, to the extent applicable.

4. Eligibility for Participation.  All employees of the Company and its subsidiaries and the member companies of the Group, including employees who are officers or members of the Board of any of the foregoing companies, shall be eligible to participate in this Plan. The committee shall recommend to the Board the employees to receive awards and the number of shares of Class A common stock subject to each award.

5. Awards.  Awards under this Plan may consist of stock options as described in Section 7, stock awards as described in Section 8 and other stock-based awards as described in Section 9. The committee shall specify the terms and conditions of the award granted to the grantee in an agreement. The award shall be conditioned upon the grantee’s signed agreement to accept the award and to acknowledge that all decisions and determinations of the committee and the Board shall be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under the award. Awards under this Plan need not be uniform as among the grantees. The Board may grant awards that are contingent on, and subject to, stockholder approval of this Plan or an amendment to this Plan.

6. Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Stock Market, or NASDAQ, on the day on which the Board is determining the fair market value, as reported by NASDAQ. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board will determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on that exchange. If shares of common stock are not listed by NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.  The committee may recommend to the Board the grant of stock options to an employee upon such terms and conditions as the committee deems appropriate under this Section 7.

(a) Number of Shares.  The committee shall recommend the number of shares of Class A common stock that will be subject to each grant of stock options.

(b) Type of Stock Option, Price and Term.  The committee may recommend to the Board the grant of stock options to purchase Class A common stock that the Company intends to qualify as incentive stock options within the meaning of Section 422 of the Code, or incentive stock options, or stock options that the Company does not intend to so qualify, or non-qualified stock options. The committee shall recommend the exercise price of shares of Class A common stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A common stock on the date of grant.

(c) Exercisability of Stock Options.  Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Termination of Employment.  Except as provided in the stock option agreement, a grantee may exercise a stock option only while the Company, Donegal Mutual or any of their respective subsidiaries employs the grantee. The Board shall specify in the option agreement under what circumstances and during what time periods a grantee may exercise a stock option after employment terminates. If the term of an incentive stock option continues for more than three months after employment terminates due to retirement or more than one year after termination of employment due to death or disability, the stock option shall lose its status as an incentive stock option and the Company shall treat such stock option as a non-qualified stock option.

(e) Exercise of Stock Options.  A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•	by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value, or a combination of those shares, as the committee or the Board may determine from time to time and subject to the terms and conditions as the committee or the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the committee or the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the committee specifies depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(f) Incentive Stock Options.  The committee shall recommend other terms and conditions of an incentive stock option as the committee deems necessary or desirable in order to qualify such stock option as an incentive stock option under Section 422 of the Code, including the following provisions, which the committee may omit or modify if no longer required under that section:

•	As determined as of the grant date, the aggregate fair market value of shares subject to incentive stock options that first become exercisable by a grantee during any calendar year, under all plans of the Company, shall not exceed $100,000;

•	The exercise price of any incentive stock option granted to an individual who owns stock having more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the fair market value of the shares subject to the incentive stock option on the grant date, and the individual may not exercise the incentive stock option after the expiration of five years from the date of grant; and

•	The grantee may not exercise the incentive stock option more than three months, or one year in the case of death or disability within the meaning of the applicable Code provisions, after termination of employment.

8. Stock Awards.  The committee may recommend to the Board the issuance of shares of Class A common stock to an employee upon such terms and conditions as the committee deems appropriate under this Section 8. The committee may recommend to the Board the issuance of shares of Class A common stock for cash consideration or for no cash consideration, and subject to restrictions or no restrictions. The committee may recommend conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria as the committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(a) Number of Shares.  The committee shall recommend the number of shares of Class A common stock to be issued pursuant to a stock award and any restrictions applicable to the stock award.

(b) Requirement of Employment.  The Board shall specify in the stock award agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment and under what circumstances the grantee may forfeit the stock awards.

(c) Restrictions on Transfer.  During the period that the stock award is subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the stock award except upon death as described in Section 13. Each certificate representing a share of Class A common stock issued under the stock award shall contain a legend giving appropriate notice of the restrictions on the stock award. The grantee shall be entitled to have the legend removed when all restrictions on the shares subject to the stock award have lapsed. The Company may maintain possession of any certificates representing shares subject to the stock award until all restrictions on the shares subject to the stock award have lapsed.

(d) Right To Vote and To Receive Dividends.  The committee shall recommend to what extent, and under what conditions, the grantee shall have the right to vote the shares subject to the stock award and to receive any dividends or other distributions paid on the shares during the restriction period.

9. Other Stock-Based Awards.  The committee may recommend to the Board the grant of other awards that are based on, measured by or payable in Class A common stock to an employee on such terms and conditions as the committee deems appropriate under this Section 9. The committee may recommend to the Board the grant of other stock-based awards subject to achievement of performance goals or other conditions and may be payable in shares of Class A common stock or cash, or a combination of cash and shares, as recommended by the committee in the stock-based award agreement.

10. Grant Date.  The grant date of an award under this Plan shall be the date of the Board of Director’s approval or such later date as may be determined by the Board at the time it authorizes the award. The Board may not make retroactive grants of awards under this Plan. The Company shall provide notice of the award to the grantee within a reasonable time after the grant date.

11. Withholding.  All grants under this Plan shall be subject to applicable federal, including FICA, state and local tax withholding requirements. The Company may require that the grantee or other person receiving or exercising a grant pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the grant, or the Company may deduct from other wages paid to the grantee the amount of any withholding taxes due with respect to the grants. The Board or the committee may permit a grantee to elect to satisfy the Company’s tax withholding obligations with respect to grants paid in shares of Class A common stock by having shares of Class A common stock withheld, at the time such grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal, including FICA, state and local tax liabilities. The Board or committee will value any shares so withheld as of the date the grants become taxable.

12. Transferability of Grants.  Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution.

13. Requirements for Issuance of Shares.  The Company will not issue shares of Class A common stock in connection with any award under this Plan until the issuance of the shares complies with all applicable legal requirements to the satisfaction of the Board. The Board shall have the right to condition any award made to any employee under this Plan on the employee’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and the Company may legend certificates representing those shares to reflect any such restrictions. Certificates representing shares of Class A common stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that a legend be placed thereon. No grantee shall have any right as a stockholder with respect to shares of Class A common stock covered by an award until shares have been issued to the grantee.

14. Amendment and Termination of this Plan.

(a) Amendments.  The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricing Without Stockholder Approval.  The Board may not reprice stock options nor may the Board amend this Plan to permit repricing of options unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination.  This Plan shall terminate on April 20, 2021, unless the Board terminates this Plan earlier or the term is extended with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board or the committee with respect to an outstanding award.

15. Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to:

•	limit the right of the Board to grant awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees of those entities who become employees, or for other proper corporate purposes; or

•	limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.

Without limiting the foregoing, the Board may grant an award to an employee of another corporation or other entity who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by that corporation or other entity. The terms and conditions of the awards may vary from the terms and conditions this Plan requires and from those of the substituted stock awards, as the Board determines.

16. Right to Terminate Employment.  Nothing contained in this Plan or in any award agreement entered into pursuant to this Plan shall confer upon any grantee the right to continue in the employment of the Company or any of its subsidiaries or the Group or affect any right that the Company or any of its subsidiaries or the Group may have to terminate the employment of the grantee.

17. Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which the Company’s counsel has deemed such authority to be necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the Company has not obtained such requisite authority.

18. Effect on Other Plans.  Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any of its subsidiaries or the Group. The Company shall not use any awards granted pursuant to this Plan in determining the benefits provided under any other plan unless specifically provided.

19. Forfeiture for Dishonesty.  Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any grantee, that the grantee has engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment that damaged the Company or any of its subsidiaries or the Group or that the grantee has disclosed confidential information of the Company or any of its subsidiaries or the Group, the grantee shall forfeit all unexercised or unvested awards and all exercised or vested awards under which the Company has not yet delivered the certificates or cash payments therefor. The decision of the Board in interpreting and applying the provisions of this Section 19 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of the grantee.

20. No Prohibition on Corporate Action.  No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director of the Company deems to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of the action.

21. Indemnification.  With respect to the administration of this Plan, the Company shall indemnify each present and future member of the committee and the Board against, and each member of the committee and the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, such member reasonably incurs in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the committee or the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses such member incurs (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 21 shall be available to or enforceable by any such member of the committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

22. Miscellaneous Provisions.

(a) Compliance with Plan Provisions.  No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award until the Company and the grantee executed a written agreement and all the terms, conditions and provisions of this Plan and the award applicable to the grantee have been met.

(b) Approval of Counsel.  In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued under this Plan with respect to any award unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

(d) Section 409A Compliance.  This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award.  By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the committee or its delegates.

Date of Adoption by Board:  March 7, 2011.

APPENDIX C

DONEGAL GROUP INC.

2011 EQUITY INCENTIVE PLAN FOR DIRECTORS

1. Purpose.  The purpose of this 2011 equity incentive plan for directors (this “Plan”) is to enhance the ability of Donegal Group Inc. (the “Company”) and its subsidiaries and the member companies of the Donegal Insurance Group, including companies from which the Company or Donegal Mutual assumes 100% quota share reinsurance (the “Group”), to attract and retain highly qualified directors, to establish a basis for providing a portion of director compensation in the form of equity and, in doing so, to strengthen the alignment of the interest of directors of the Company and the members of the Group with the interests of the Company’s stockholders.

2. Administration.

(a) Administration by the Board.  The Board of Directors of the Company (the “Board”) shall administer this Plan.

(b) Duty and Powers of the Board.  The Board shall have the power to interpret this Plan and the awards granted under this Plan and to adopt rules for the administration, interpretation and application of this Plan. The Board shall have the discretion to determine to whom the Company will grant stock options and to determine the number of stock options the Company will grant to any director, the timing of the grant and the terms of exercise. The Board shall not have any discretion to determine to whom the Company will grant restricted stock awards under this Plan.

(c) Compensation; Professional Assistance; Good Faith Actions.  Members of the Board shall not receive any compensation for their services in administering this Plan. The Company shall pay all expenses and liabilities incurred in connection with the administration of this Plan. The Company may employ attorneys, consultants, accountants or other experts. The Board, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such experts. All actions taken and all interpretations and determinations the Board makes in good faith shall be final and binding upon all grantees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation the Board makes in good faith with respect to this Plan, and the Company shall fully protect and indemnify all members of the Board in respect to any such action, determination or interpretation.

3. Shares Subject to this Plan.

(a) Shares Authorized.  The shares of stock issuable pursuant to awards shall be shares of Class A common stock. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 400,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting.  For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the Company shall make the shares reserved for such awards available again for purposes of this Plan.

(c) Adjustments.  If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall automatically be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, to the extent applicable.

4. Eligibility for Participation.  Each director of the Company and its subsidiaries and each director of a member of the Group who is not eligible to receive stock options under the Company’s Equity Incentive Plan for Employees shall be eligible to receive stock options under this Plan. Each director of the Company and each director of the member companies of the Group shall be eligible to receive restricted stock awards under this Plan.

5. Awards.  Awards under this Plan may consist of stock options as described in Section 7 and restricted stock awards as described in Section 8. Each award shall be evidenced by a written agreement.

6. Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Stock Market, or NASDAQ, on the day on which the board is determining the fair market value, as reported by NASDAQ. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board will determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on that exchange. If shares of Class A common stock are not listed by NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.

(a) Granting of Stock Options.  The Board may grant stock options to an outside director upon such terms as the Board deems appropriate under this Section 7.

(b) Type of Stock Option and Price.  The Board may grant stock options to purchase Class A common stock that the Board does not intend to qualify as incentive stock options within the meaning of Section 422 of the Code. The Board shall determine the exercise price of shares of Class A common stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A common stock on the date of grant.

(c) Exercisability of Stock Options.  Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Rights upon Termination of Service.  Upon a grantee’s termination of service as an outside director, as a result of resignation, failure to be re-elected, removal for cause or any reason other than death, the grantee shall have the right to exercise the stock option during its term within a period of three years after such termination to the extent that the stock option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as the Board may specify. In the event that a grantee dies prior to the expiration of his or her stock option and without having fully exercised his or her stock option, the grantee’s representative or successor shall have the right to exercise the stock option during its term within a period of one year after the grantee’s death to the extent that the stock option was exercisable at the time of death, or within such other period, and subject to such terms and conditions, as the Board may specify.

(e) Exercise of Stock Options.  A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•	by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value, or a combination of those shares, as the Board may determine from time to time and subject to the terms and conditions as the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the Board specifies depending on the type of payment being made, but in all cases prior to the issuance of the shares.

8. Restricted Stock Awards.

(a) Granting of Awards.  The Company shall grant each director of the Company and each director of Donegal Mutual an annual restricted stock award consisting of 400 shares of Class A common stock, except that a person who serves as a director on both boards shall receive only one annual grant. The Company shall grant the restricted stock awards on the first business day of January in each year, commencing January 2, 2012, provided that the director served as a member of the Board or of the board of directors of a member of the Group during any portion of the preceding calendar year.

(b) Terms of Restricted Stock Awards.  Each restricted stock award agreement shall contain such restrictions, terms and conditions as this Plan requires:

•	The grantee may not sell or otherwise transfer the shares of Class A common stock comprising the restricted stock awards until one year after the date of grant. Although the Company shall register the shares of Class A common stock comprising each restricted stock award in the name of the grantee, the Company reserves the right to place a restrictive legend on the stock certificate. None of such shares of Class A common stock shall be subject to forfeiture.

•	Subject to the restrictions on transfer set forth in this Section 8(b), a grantee shall have all the rights of a stockholder with respect to the shares of Class A common stock the Company issues pursuant to restricted stock awards made under this Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to the shares.

•	In the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a restricted stock award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the grantee shall be entitled by reason of the ownership of a restricted stock award shall be subject immediately to the terms, conditions and restrictions of this Plan.

•	If a grantee receives rights or warrants with respect to any shares comprising a restricted stock award, the grantee may hold, exercise, sell or otherwise dispose of such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants free and clear of the restrictions and obligations set forth in this Plan.

9. Date of Grant.  The grant date of a stock option under this Plan shall be the date of the Board’s approval or such later date as the Board determines at the time it authorizes the grant. The Board may not make retroactive grants of stock options under this Plan. The Company shall provide notice of the grant to the grantee within a reasonable time after the grant date.

10. Requirements for Issuance of Shares.  The Company will not issue shares of Class A common stock in connection with any award under this Plan until the issuance of the shares complies with all of the applicable legal requirements to the satisfaction of the Board. The Board shall have the right to condition any award made to any director on the director’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A common stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that a legend be placed on the certificate.

11. Withholding.  The Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for shares of Class A common stock. If and to the extent the Board authorizes, in its sole discretion, a grantee may make an election, by means of a form of election the Board prescribes, to have shares of Class A common stock that are acquired upon exercise of a stock option withheld by the Company or to tender other shares of Class A common stock or other securities of the Company owned by the grantee to the Company at the time of exercise of a stock option to pay the amount of tax that would otherwise be required by law to be withheld by the Company. Any such election shall be irrevocable and shall be subject to termination by the Board, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Board as of the date of exercise.

12. Transferability of Awards.  Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution. Except as stated in this Section 12, no stock option or interest therein and, for a period of one year after the date of grant, no restricted stock award or any interest therein, shall be subject to the debts, contracts or engagements of the grantee or his or her successors in interest, nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy, and any attempted disposition thereof shall be null and void and of no effect.

13. Amendment and Termination of this Plan.

(a) Amendments.  The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricings Without Stockholder Approval.  The Board may not reprice stock options, nor may the Board amend this Plan to permit repricing of stock options unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination.  This Plan shall terminate on April 21, 2021, unless the Board earlier terminates this Plan or the term is extended with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding award.

14. Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority the Company’s counsel deems necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the requisite authority the Company has not obtained.

15. No Prohibition on Corporate Action.  No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director deems appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of the action.

16. Indemnification.  With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by him or her in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 16 shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

17. Miscellaneous Plan Provisions.

(a) Compliance with Plan Provisions.  No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award until the Company and the grantee execute a written agreement and the Company and grantee satisfy all the applicable terms, conditions and provisions of this Plan and award.

(b) Approval of Counsel.  In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applies to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with that rule.

(d) Section 409A Compliance.  This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award.  By accepting any award or other benefit under this Plan, the Company shall conclusively deem each grantee and each person claiming under or through the grantee to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or its delegates.

Adopted by the Board on March 7, 2011.

002CS10968

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — DONEGAL GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 21, 2011
This Proxy Solicited on behalf of the Board of Directors
The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miler, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 21, 2011 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our board of directors’ recommendations.
 C   Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 20, 2011.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/DGIC
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —	Our Board of Directors recommends a vote FOR each nominee listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, for THREE YEARS under Proposal 4, FOR Proposal 5, FOR Proposal 6 and FOR Proposal 7.
+
1. Election of Class A Directors:	For	Withhold		For	Withhold

01 - Robert S. Bolinger	☐	☐	03 - Philip H. Glatfelter, II	☐	☐

02 - Patricia A. Gilmartin	☐	☐	04 - Jack L. Hess	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of KPMG LLP as our independent registered public accounting firm for 2011.	☐	☐	☐	5.	Approval of our 2011 Employee Stock Purchase Plan.	☐	☐	☐

3.	Approval, by a non-binding vote, of the executive compensation of our named executive officers during 2010.	☐	☐	☐	6.	Approval of our 2011 Equity Incentive Plan for Employees.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain	7.	Approval of our 2011 Equity Incentive Plan for Directors.	☐	☐	☐

4.	Determination, by a non-binding vote of our stockholders, of the frequency of our stockholder vote to approve the compensation of our named executive officers every one, two or three years. ☐	☐	☐	☐

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

+
01ADAD